Exhibit 4.1

Execution Version

EXCHANGE AGREEMENT

Among

KNOT OFFSHORE PARTNERS LP,

KNOT Offshore Partners GP LLC

and

Knutsen NYK Offshore Tankers AS

Dated as of September 7, 2021

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of September 7, 2021, is entered into by and among KNOT Offshore Partners LP, a limited partnership organized under the laws of the Republic of the Marshall Islands (the “Partnership”), KNOT Offshore Partners GP LLC, a Marshall Islands limited liability company and the general partner of the Partnership (the “General Partner”), and Knutsen NYK Offshore Tankers AS, a company organized under the laws of Norway (“Knutsen NYK”).

RECITALS

A.                  Knutsen NYK (i) is the sole member of the General Partner, which owns all of the General Partner Interest (as defined in the Current Partnership Agreement (as defined below)) in the Partnership and (ii) owns all of the Incentive Distribution Rights (as defined in the Current Partnership Agreement) in the Partnership (“IDRs”).

B.                  Knutsen NYK has agreed to contribute to the Partnership all of the IDRs held by it in exchange for the issuance by the Partnership to Knutsen NYK of 673,080 Common Units (as defined in the Current Partnership Agreement) (the “New Common Units”) and 673,080 Class B Units, representing limited partner interests in the Partnership (the “Class B Units”), to be issued by the Partnership under the Revised Partnership Agreement (as defined below), having the rights, preferences, privileges and restrictions set forth therein, and the Partnership has agreed to issue the New Common Units and the Class B Units to Knutsen NYK as consideration for the contribution of the IDRs to the Partnership (collectively, including the amendment and restatement of the Current Partnership Agreement as provided herein, the “Transactions”).

C.                  The conflicts committee (the “Conflicts Committee”) of the board of directors (the “Board”) of the Partnership has (i) received the opinion of Evercore Group L.L.C., the financial advisor to the Conflicts Committee, dated as of September 7, 2021, to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations of review undertaken in rendering its opinion as set forth therein, the New Common Units and the Class B Units to be issued by the Partnership to Knutsen NYK as consideration for the contribution of the IDRs pursuant to this Agreement is fair, from a financial point of view, to the Partnership and the holders of the Common Units (other than the General Partner, Knutsen NYK and their affiliates) (such holders, the “KNOP Public Unitholders”), (ii) determined that this Agreement, the Revised Partnership Agreement and the Transactions are in the best interests of the Partnership and the KNOP Public Unitholders, (iii) approved this Agreement, the Revised Partnership Agreement and the Transactions, such approval constituting “Special Approval” of this Agreement, the Revised Partnership Agreement and the Transactions for all purposes under the Current Partnership Agreement, including without limitation, Section 7.17(a) thereof, and (iv) recommended that the Board approve this Agreement, the Revised Partnership Agreement and the Transactions.

D.                  The Conflicts Committee, in making its determinations, approvals and recommendations with respect to this Agreement, the Revised Partnership Agreement and the Transactions, did not take any position or make any recommendation with respect to the amendments set forth in Section 14.3(d) of the Revised Partnership Agreement.

E.                   (i) Based upon the Conflicts Committee’s recommendation referenced above, the Board has determined that this Agreement, the Revised Partnership Agreement, and the Transactions are in the best interests of the Partnership and the KNOP Public Unitholders and (ii) each of the Board, the General Partner and Knutsen NYK has approved, authorized and adopted in all respects this Agreement, the Revised Partnership Agreement and the Transactions.

F.                   The parties hereto have agreed that the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 30, 2017 (the “Current Partnership Agreement”), shall be amended and restated so as to reflect the cancellation of the IDRs and the issuance of the New Common Units and the Class B Units and to make certain other related changes to the Current Partnership Agreement, as permitted under Section 13.1(d)(i) and 13.1(g) of the Current Partnership Agreement (such amended and restated agreement being referred to as the “Revised Partnership Agreement”).

G.                  The effectiveness of the Revised Partnership Agreement, the contribution by Knutsen NYK to the Partnership of the IDRs and the issuance by the Partnership of the New Common Units and the Class B Units are conditioned on each other and shall occur simultaneously at the Effective Time (as defined below).

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the parties hereto undertake and agree as follows:

ARTICLE I
DEFINITIONS

“Agreement” has the meaning given such term in the Preamble.

“Board” has the meaning given such term in the Recitals.

“Class B Units” has the meaning given such term in the Recitals.

“Common Units” has the meaning given such term in the Current Partnership Agreement.

“Conflicts Committee” has the meaning given such term in the Recitals.

“Conversion Units” means the Common Units issuable upon conversion of the Class B Units.

“Current Partnership Agreement” has the meaning given such term in the Recitals.

“Effective Time” means 9:00 A.M. Eastern time on September 10, 2021.

“General Partner” has the meaning given such term in the Preamble.

“Governmental Entity” means any federal, state, local or foreign court, tribunal, administrative body or other governmental or quasi-governmental or regulatory entity, including any head of a government department, body, or agency, with competent jurisdiction.

“IDRs” has the meaning given such term in the Recitals.

“KNOP Public Unitholders” has the meaning given such term in the Recitals.

“Knutsen NYK” has the meaning given such term in the Preamble.

“New Common Units” has the meaning given such term in the Recitals.

“Partnership” has the meaning given such term in the Preamble.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, Governmental Entity, or political subdivision thereof or other entity.

“Revised Partnership Agreement” has the meaning given such term in the Recitals. The Revised Partnership Agreement shall be substantially in the form attached hereto as Exhibit 1.

“Securities Act” has the meaning given such term in Section 3.02(d).

“Transactions” has the meaning given such term in the Recitals.

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ARTICLE II
THE TRANSACTIONS

SECTION 2.01           Contribution of IDRs. At the Effective Time, Knutsen NYK shall contribute to the Partnership all of its right, title and interest in the IDRs held by it immediately prior to the Effective Time, which IDRs represent all of the issued and outstanding IDRs under the Current Partnership Agreement, and the IDRs shall immediately thereupon be cancelled and shall cease to exist. Each of the Partnership, the General Partner and Knutsen NYK hereby confirms that it is bound by the Current Partnership Agreement and, upon the effectiveness of the Revised Partnership Agreement, it will be bound by the Revised Partnership Agreement.

SECTION 2.02           Consideration. At the Effective Time, simultaneously with and as consideration for the contribution of the IDRs to the Partnership, the Partnership shall issue the New Common Units and the Class B Units to Knutsen NYK. The issuance of the New Common Units and the Class B Units shall occur simultaneously with the contribution and cancellation of the IDRs.

SECTION 2.03           Certificates. The New Common Units and the Class B Units issued in connection with the transactions contemplated by this Agreement may, but are not required to, be evidenced by certificates.

SECTION 2.04           Partnership Agreement. The parties hereto acknowledge and agree that at the Effective Time, in order to evidence (i) the contribution and cancellation of the IDRs, (ii) the issuance of the New Common Units and the Class B Units, and (iii) certain other related changes to the Current Partnership Agreement, as permitted under Sections 13.1(d)(i) and 13.1(g) of the Current Partnership Agreement, the Revised Partnership Agreement shall become effective.

SECTION 2.05           Further Assurances. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

SECTION 3.01            Partnership. The Partnership represents and warrants to the General Partner and Knutsen NYK as of the date hereof and as of the Effective Time as follows:

(a)                The Partnership is a limited partnership duly formed and validly existing in good standing under the laws of the Republic of the Marshall Islands, and has the necessary limited partnership power and authority to execute and deliver, and, subject to the terms and conditions hereof, to perform its obligations under, this Agreement.

(b)                The Partnership has taken all action as may be necessary for the authorization, execution and delivery of this Agreement and the Revised Partnership Agreement, the consummation of the transactions contemplated by this Agreement and the performance of its obligations under this Agreement and the Revised Partnership Agreement. Each of this Agreement and the Revised Partnership Agreement constitutes a legal, valid and binding obligation of the Partnership, and is enforceable against the Partnership in accordance with its terms, subject to bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect and to principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(c)                 Neither the execution and delivery hereof nor the performance of the Partnership’s obligations hereunder will violate or contravene any applicable law, the Current Partnership Agreement or any of the Partnership’s material agreements.

(d)                The New Common Units and the Class B Units and the limited partner interests represented thereby have been duly and validly authorized and, when issued and delivered in accordance with the terms and provisions of this Agreement and the Revised Partnership Agreement will be duly and validly issued and fully paid (to the extent required under the Revised Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act).

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(e)                 Upon issuance in accordance with this Agreement and the Revised Partnership Agreement, the Conversion Units will be duly authorized, validly issued and fully paid (to the extent required under the Revised Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act).

SECTION 3.02            Knutsen NYK. Knutsen NYK represents and warrants to the Partnership as of the date hereof and as of the Effective Time as follows:

(a)                Knutsen NYK is a company duly formed and validly existing in good standing under the laws of Norway and has the necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)                Knutsen NYK has taken all action as may be necessary for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the performance of its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Knutsen NYK, enforceable against Knutsen NYK in accordance with its terms, subject to bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect and to principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(c)                Knutsen NYK is the beneficial and record holder of all of the IDRs, and such IDRs are owned by Knutsen NYK free and clear of all liens; there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, repurchase, contribution or transfer by Knutsen NYK of such IDRs, except as set forth in the Current Partnership Agreement. In accordance with Section 13.3(b)(ii) of the Current Partnership Agreement and any other provision thereof, to the extent applicable or required, Knutsen NYK has consented to and approved the Revised Partnership Agreement and the Transactions.

(d)                Knutsen NYK is an “Accredited Investor” as defined in Rule 501(a) promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the New Common Units and the Class B Units for its own account, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities law, and Knutsen NYK has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision or fractionalization of the New Common Units or the Class B Units in violation of the Securities Act or any other applicable domestic or foreign securities law.

(e)                Knutsen NYK acknowledges that the New Common Units and the Class B Units have not been registered under the Securities Act, or the securities laws of any state and may not be sold except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act.

(f)                 Knutsen NYK acknowledges that the New Common Units and the Class B Units are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such law and applicable regulations such securities may be resold under the Securities Act only in certain limited circumstances.

(g)                Knutsen NYK acknowledges that the New Common Units and the Class B Units are subject to certain restrictions on transfer set forth in the Revised Partnership Agreement.

SECTION 3.03           The General Partner. The General Partner represents and warrants to the Partnership as of the date hereof and as of the Effective Time as follows:

(a)                The General Partner is a limited liability company duly formed and validly existing in good standing under the laws of the Republic of the Marshall Islands and has the necessary limited liability company power and authority to execute and deliver this Agreement and the Revised Partnership Agreement and to perform its obligations hereunder and thereunder.

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(b)                The General Partner has taken all action as may be necessary to authorize the Revised Partnership Agreement and for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the performance of its obligations under this Agreement and the Revised Partnership Agreement. In accordance with Sections 5.5 and 13.3(b)(ii) of the Current Partnership Agreement and any other provision thereof, to the extent applicable or required, the General Partner has consented to and approved the Revised Partnership Agreement and the Transactions. This Agreement and the Revised Partnership Agreement constitute legal, valid and binding obligations of the General Partner, enforceable against the General Partner in accordance with their terms, subject to bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect and to principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

ARTICLE IV
CONDITIONS

SECTION 4.01           Conditions to Obligations of Each Party. Notwithstanding any other provision of this Agreement, the respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(a)                 that the agreements and covenants of the other parties hereto to be complied with or performed pursuant to the terms hereof shall have been duly complied with or performed;

(b)                no order shall have been entered and remained in effect in any action or proceeding before any Governmental Entity that would prevent or make illegal the consummation of the transactions contemplated herein; and

(c)                 the representations and warranties of the other parties shall remain true and correct at the Effective Time.

ARTICLE V
MISCELLANEOUS

SECTION 5.01           Governing Law. The laws of the State of Delaware shall govern the construction, interpretation, and effect of this Agreement, without giving effect to principles of conflicts of law, and the obligations, rights, and remedies of the parties shall be determined in accordance with such laws.

SECTION 5.02            Jurisdiction. Each party hereby consents to submit to the jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court for any actions, suits or proceedings arising out of or relating to this Agreement and the Transactions (and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by registered mail to the address set forth in Section 5.08 shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of action, suit or proceeding arising out of this Agreement or the Transactions in the Court of Chancery of the State of Delaware or any state and federal courts located in the State of Delaware and hereby further waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

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SECTION 5.03           WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.03

SECTION 5.04           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which simultaneously shall constitute one and the same instrument. A signature delivered on any counterpart by facsimile or other electronic means shall for all purposes be deemed to be an original signature to this Agreement.

SECTION 5.05           Amendments. All waivers, modifications, amendments or alterations of this Agreement shall require the written approval of each of the parties to this Agreement; provided, however, that this Agreement may not be waived, modified, amended or altered by or on behalf of the Partnership unless such waiver, modification, amendment or alteration is approved by the Conflicts Committee.

SECTION 5.06           Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns. This Agreement shall not be assignable by any party except with the prior written consent of the other parties. Any purported assignment in violation of this Agreement shall be null and void.

SECTION 5.07           Benefits of Agreement Restricted to Parties. This Agreement is made solely for the benefit of the parties to this Agreement, and no other person or entity shall have any right, claim or cause of action under or by virtue of this Agreement.

SECTION 5.08          Notices. Any notice, claim or demand in connection with this Agreement shall be delivered to the parties at the following addresses (or at such other address for a party as may be designated by notice by such party to the other parties):

If to the Partnership, at

KNOT Offshore Partners LP

Queen’s Cross, Aberdeen

Aberdeenshire

AB15 4YB

United Kingdom

Attention: Gary Chapman, Chief Executive Officer and Chief Financial Officer

E-Mail: gch@knotoffshorepartners.com

and

The Conflicts Committee of the

Board of Directors of KNOT Offshore Partners LP

Queen’s Cross, Aberdeen

Aberdeenshire

AB15 4YB

United Kingdom

Attention: Edward A. Waryas, Jr.

E-Mail: eaw@knotoffshorepartners.com

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If to Knutsen NYK or the General Partner, at

Knutsen NYK Offshore Tankers AS

Smedasundet 40

P.O. Box 2017

5504 Haugesund

Norway

Attention: Øystein Emberland, Chief Financial Officer

E-Mail: oem@knotgroup.com

and any such notice shall be deemed to have been received (i) forty eight (48) hours from the time of dispatch, if sent by courier or (ii) on the date received by the recipient if sent by e-mail if sent during normal business hours of the recipient or on the next business day if sent after normal business hours of the recipient.

SECTION 5.09       Severability. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall, so long as the economic and legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any of the parties to this Agreement, be deemed severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

SECTION 5.10       Entire Agreement. Except for the Revised Partnership Agreement, this Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions among the parties.

SECTION 5.11       Titles. The article, section and paragraph titles in this Agreement are only for purposes of convenience and do not form a part of this Agreement and will not be taken to qualify, explain, or affect any provision thereof.

[Signature page follows.]

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IN WITNESS WHEREOF, this Exchange Agreement has been executed on behalf of each of the parties hereto effective as of the day and year first above written.

KNOT OFFSHORE PARTNERS LP

By:	/s/ Gary Chapman
	Name:	Gary Chapman
	Title:	Chief Executive Officer and Chief Financial Officer

KNOT Offshore Partners GP LLC

By:	/s/ Øystein Emberland
	Name:	Øystein Emberland
	Title:	Chairman of the Board

KNUTSEN NYK OFFSHORE TANKERS AS

By:	/s/ Trygve Seglem
	Name:	Trygve Seglem
	Title:	CEO

[Signature Page to the Exchange Agreement]

Exhibit 1

Revised Partnership Agreement

(See attached.)

FORM OF

FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP

OF

KNOT OFFSHORE PARTNERS LP

TABLE OF CONTENTS

Article I

DEFINITIONS AND CONSTRUCTION

Section 1.1	Definitions	2
Section 1.2	Construction	19

Article II

ORGANIZATION

Section 2.1	Formation	19
Section 2.2	Name	19
Section 2.3	Registered Office; Registered Agent; Principal Office; Other Offices	19
Section 2.4	Purpose and Business	20
Section 2.5	Powers	20
Section 2.6	Term	20
Section 2.7	Title to Partnership Assets	20

Article III

RIGHTS OF LIMITED PARTNERS

Section 3.1	Limitation of Liability	20
Section 3.2	Management of Business	21
Section 3.3	Outside Activities of the Limited Partners	21
Section 3.4	Rights of Limited Partners	21

Article IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS

Section 4.1	Certificates	22
Section 4.2	Mutilated, Destroyed, Lost or Stolen Certificates	22
Section 4.3	Record Holders	23
Section 4.4	Transfer Generally	23
Section 4.5	Registration and Transfer of Limited Partner Interests	24
Section 4.6	Transfer of the General Partner’s General Partner Interest	25
Section 4.7	[Reserved]	25
Section 4.8	Restrictions on Transfers	25

Article V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1	Contributions to the Partnership	26

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Section 7.18	Other Matters Concerning the General Partner and the Board of Directors	61
Section 7.19	Purchase or Sale of Partnership Interests	61
Section 7.20	Registration Rights of the General Partner and its Affiliates	62
Section 7.21	Reliance by Third Parties	64

Article VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1	Records and Accounting	65
Section 8.2	Fiscal Year	65
Section 8.3	Reports	65

Article IX

TAX MATTERS

Section 9.1	Tax Elections and Information	66
Section 9.2	Tax Withholding	66
Section 9.3	Conduct of Operations	66

Article X

ADMISSION OF PARTNERS

Section 10.1	[Reserved]	66
Section 10.2	Admission of Additional Limited Partners	66
Section 10.3	Admission of Successor General Partner	67
Section 10.4	Amendment of Agreement and Certificate of Limited Partnership	67

Article XI

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1	Withdrawal of the General Partner	68
Section 11.2	Removal of the General Partner	69
Section 11.3	Interest of Departing General Partner and Successor General Partner	70
Section 11.4	[Reserved]	71
Section 11.5	Withdrawal of Limited Partners	71

Article XII

DISSOLUTION AND LIQUIDATION

Section 12.1	Dissolution	72
Section 12.2	Continuation of the Business of the Partnership After Dissolution	72
Section 12.3	Liquidating Trustee	73

Section 16.5	Creditors	86
Section 16.6	Waiver	86
Section 16.7	Counterparts	86
Section 16.8	Applicable Law; Forum, Venue and Jurisdiction	86
Section 16.9	Invalidity of Provisions	88
Section 16.10	Consent of Partners	88
Section 16.11	Facsimile Signatures	88
Section 16.12	Third-Party Beneficiaries	88

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FORM OF FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
KNOT OFFSHORE PARTNERS LP

THIS FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF KNOT OFFSHORE PARTNERS LP, dated as of September [●], 2021 (the “Effective Date”), is entered into by and between KNOT Offshore Partners GP LLC, a Marshall Islands limited liability company, as the General Partner, together with any other Persons who are or become Partners in the Partnership or parties hereto, as provided herein.

RECITALS

A.                The Partnership, the General Partner and Knutsen NYK Offshore Tankers AS (“KNOT”) have entered into that certain Exchange Agreement, dated as of September 7, 2021 and effective as of the Effective Time (the “Exchange Agreement”), whereby KNOT has agreed to contribute to the Partnership its Incentive Distribution Rights under the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 30, 2017 (the “Previous Agreement”),  in exchange for the issuance by the Partnership to KNOT of 673,080 Class B Units and 673,080 Common Units;

B.                 The Partnership desires to (i) establish and create a series of limited partner interests  to be designated as “Class B Units” and to issue such Class B Units to KNOT, (ii) issue Common Units to KNOT and (iii) cancel the Incentive Distribution Rights, all as provided in the Exchange Agreement; and

C.                 The Class B Units shall have the rights, preferences and privileges, and be subject to the duties and obligations as set forth in this Agreement; and

D.                Pursuant to Sections 5.11(c)(v), 13.1(d)(i) and 13.1(g) of the Previous Agreement, the Board of Directors has the authority to adopt certain amendments to the Previous Agreement relating to the transactions contemplated by the Exchange Agreement without the approval of any Limited Partner or, subject to Section 5.5 of the Previous Agreement, the General Partner, including, among other things, (i) an amendment the Board of Directors, and if required by Section 5.5 of the Previous Agreement, the General Partner determines to be necessary or appropriate in connection with the authorization of the issuance of any class or series of Partnership Interests pursuant to Section 5.4 of the Previous Agreement, or (ii) a change that the Board of Directors determines does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes or series of Partnership Interests) in any material respect, and approval of holders of Series A Preferred Units is not required for the Partnership to issue Series A Junior Securities; and

E.                 The Board of Directors and the General Partner have adopted this Agreement pursuant to Section 13.1 of the Previous Agreement after having determined that the changes to the Previous Agreement effected by the adoption of this Agreement (i) are necessary or appropriate in connection with the authorization of the issuance of the Class B Units, and (ii) to the extent not necessary or appropriate in connection with the authorization of the issuance of the Class B Units, do not, as determined by the Board of Directors, adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes or series of Partnership Interests) in any material respect.

NOW, THEREFORE, in consideration of the covenants and agreements made herein, the Previous Agreement is hereby amended and restated in its entirety as follows:

Article I

DEFINITIONS AND CONSTRUCTION

Section 1.1            Definitions

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Affiliate” or “Affiliates” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreed Value” means the fair market value of the applicable property or other consideration at the time of contribution or distribution, as the case may be, as determined by the Board of Directors.

“Agreement” means this Fourth Amended and Restated Agreement of Limited Partnership of KNOT Offshore Partners LP, as it may be amended, supplemented or restated from time to time.

“Annual Meeting” means the meeting of Limited Partners to be held every year to elect the Elected Directors as provided in Section 7.2 and to vote on any other matters brought before the meeting in accordance with this Agreement.

“Appointed Directors” means the members of the Board of Directors appointed by the General Partner in accordance with the provisions of Article VII.

“Associate” means, when used to indicate a relationship with any Person: (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Audit Committee” means a committee of the Board of Directors composed of a minimum of three members of the Board of Directors then serving who meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act, and the rules and regulations of the Commission thereunder and meet the standards for audit committee composition established by the National Securities Exchange on which the Common Units are listed or admitted to trading.

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:

(a)               the sum of (i) all cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly-owned) on hand at the end of such Quarter, (ii) all additional cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly-owned) on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter, and (iii) all cash and cash equivalents on hand on the date of determination of Available Cash resulting from cash distributions received after the end of such Quarter from any Group Member’s equity interest in any Person (other than a Subsidiary), which distributions are paid by such Person in respect of operations conducted by such Person during such Quarter, less

(b)               the amount of any cash reserves (or the Partnership’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly-owned) established by the Board of Directors to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject, (iii) provide funds for Series A Payments and/or (iv) provide funds for distributions under Section 6.2 in respect of any one or more of the next four Quarters; provided, however, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the Board of Directors so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Average VWAP” per Common Unit over a certain period shall mean the arithmetic average of the VWAP per Common Unit for each Trading Day in such period.

“Board of Directors” means the board of directors of the Partnership, composed of Appointed Directors and Elected Directors appointed or elected, as the case may be, in accordance with the provisions of Article VII (and, in the event of a Series A Trigger Event, Section 5.11(c)(iv)(D)) and a majority of whom are not United States citizens or residents, which, pursuant to Section 7.1, and subject to Section 7.11, oversees and directs the operations, management and policies of the Partnership. The Board of Directors shall constitute a committee within the meaning of Section 30(2)(g) of the Marshall Islands Act.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Capital Contribution” means (a) with respect to any Partner, any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership or that is contributed or deemed contributed to the Partnership on behalf of a Partner (including, in the case of an underwritten offering of Units, the amount of any underwriting discounts or commissions) or (b) with respect to the General Partner only, (i) distributions of cash that the General Partner is entitled to receive but otherwise waives such that the Partnership retains such cash or (ii) Common Units or Class B Units that the General Partner contributes to the Partnership.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding a Person liable to the Partnership or any Limited Partner for actual fraud or willful misconduct in its capacity as a general partner of the Partnership or as a member of the Board of Directors, as the case may be.

“Certificate” means a certificate (a) substantially in the form of Exhibit A to this Agreement, with respect to Common Units, Exhibit B with respect to Series A Preferred Units and Exhibit C with respect to Class B Units (b) issued in global or book entry form in accordance with the rules and regulations of the Depository or (c) in such other form as may be adopted by the Board of Directors, issued by the Partnership evidencing ownership of one or more Common Units, Series A Preferred Units or Class B Units, or a certificate, in such form as may be adopted by the Board of Directors, issued by the Partnership evidencing ownership of one or more other Partnership Interests.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Registrar of Corporations of The Marshall Islands as referenced in Section 7.10 as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“claim” (as used in Section 7.20(c)) has the meaning assigned to such term in Section 7.20(c).

“Class B Convertible Date” means, individually or in the aggregate, as the context may require, the Class B-1 Convertible Date, Class B-2 Convertible Date, Class B-3 Convertible Date, Class B-4 Convertible Date, Class B-5 Convertible Date, Class B-6 Convertible Date, Class B-7 Convertible Date and Class B-8 Convertible Date.

“Class B Pre-Conversion Period” means the period commencing on September [●], 2021 and ending on the date on which all Outstanding Class B Units have been converted to Common Units pursuant to Section 5.12.

“Class B Units” means, individually or in the aggregate, as the context may require, the Class B-1 Units, Class B-2 Units, Class B-3 Units, Class B-4 Units, Class B-5 Units, Class B-6 Units, Class B-7 Units and Class B-8 Units.  A Class B Unit that is convertible into a Common Unit pursuant to Section 5.12(b) shall not constitute a Common Unit until such conversion occurs.  For the avoidance of doubt, except as otherwise set forth herein, the Class B Units shall constitute one class and the Class B-1 Units, Class B-2 Units, Class B-3 Units, Class B-4 Units, Class B-5 Units, Class B-6 Units, Class B-7 Units and Class B-8 Units shall not constitute separate classes.

“Class B-1 Convertible Date” means, with respect to Class B-1 Units, the date on which the Partnership has paid distributions on its Common Units that are equal to or above the Distribution Threshold for one Quarter, beginning with the Quarter ending September 30, 2021.

“Class B-1 Units” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Class B-1 Units in this Agreement.

“Class B-2 Convertible Date” means, with respect to Class B-2 Units, the date on which the Partnership has paid distributions on its Common Units that are equal to or above the Distribution Threshold for at least two Quarters (whether consecutive or not), beginning with the Quarter ending September 30, 2021.

“Class B-2 Units” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Class B-2 Units in this Agreement.

“Class B-3 Convertible Date” means, with respect to Class B-3 Units, the date on which the Partnership has paid distributions on its Common Units that are equal to or above the Distribution Threshold for at least three Quarters (whether consecutive or not), beginning with the Quarter ending September 30, 2021.

“Class B-3 Units” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Class B-3 Units in this Agreement.

“Class B-4 Convertible Date” means, with respect to Class B-4 Units, the date on which the Partnership has paid distributions on its Common Units that are equal to or above the Distribution Threshold for at least four Quarters (whether consecutive or not), beginning with the Quarter ending September 30, 2021.

“Class B-4 Units” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Class B-4 Units in this Agreement.

“Class B-5 Convertible Date” means, with respect to Class B-5 Units, the date on which the Partnership has paid distributions on its Common Units that are equal to or above the Distribution Threshold for at least five Quarters (whether consecutive or not), beginning with the Quarter ending September 30, 2021.

“Class B-5 Units” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Class B-5 Units in this Agreement.

“Class B-6 Convertible Date” means, with respect to Class B-6 Units, the date on which the Partnership has paid distributions on its Common Units that are equal to or above the Distribution Threshold for at least six Quarters (whether consecutive or not), beginning with the Quarter ending September 30, 2021.

“Class B-6 Units” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Class B-6 Units in this Agreement.

“Class B-7 Convertible Date” means, with respect to Class B-7 Units, the date on which the Partnership has paid distributions on its Common Units that are equal to or above the Distribution Threshold for at least seven Quarters (whether consecutive or not), beginning with the Quarter ending September 30, 2021.

“Class B-7 Units” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Class B-7 Units in this Agreement.

“Class B-8 Convertible Date” means, with respect to Class B-8 Units, the date on which the Partnership has paid distributions on its Common Units that are equal to or above the Distribution Threshold for at least eight Quarters (whether consecutive or not), beginning with the Quarter ending September 30, 2021.

“Class B-8 Units” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Class B-8 Units in this Agreement.

“Closing Date” means April 15, 2013, the first date on which Common Units were sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Closing Price” means, in respect of any class or series of Limited Partner Interests, as of the date of determination, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal National Securities Exchange on which the respective Limited Partner Interests are listed or admitted to trading or, if such Limited Partner Interests are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by any quotation system then in use with respect to such Limited Partner Interests, or, if on any such day such Limited Partner Interests of such class or series are not quoted by any such system, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class or series selected by the Board of Directors, or if on any such day no market maker is making a market in such Limited Partner Interests of such class or series, the fair value of such Limited Partner Interests on such day as determined by the Board of Directors.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Combined Interest” has the meaning assigned to such term in Section 11.3(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a Partnership Interest having the rights and obligations specified with respect to Common Units in this Agreement. The term “Common Unit” does not include a Series A Preferred Unit or a Class B Unit prior to its conversion into a Common Unit pursuant to the terms hereof.

“Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, as to any Quarter within the Class B Pre-Conversion Period, the excess, if any, of (a) the Distribution Threshold with respect to a Common Unit in respect of such Quarter over (b) the sum of all Available Cash distributed with respect to a Common Unit in respect of such Quarter pursuant to Section 6.2; provided, however, for the avoidance doubt, no Common Unit Arrearage shall be deemed to exist after the Class B-8 Convertible Date.

“Conflicts Committee” means a committee of the Board of Directors composed entirely of two or more directors who are not any of the following: (a) security holders, officers or employees of the General Partner, (b) officers, directors or employees of any Affiliate of the General Partner or (c) holders of any ownership interest in the Partnership Group (other than Common Units or awards granted to such director under any long-term incentive plan of any Group Member) and who also meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act, and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Marshall Islands Act, but excluding cash, contributed to the Partnership.

“Contribution Agreement” means that certain Contribution and Conveyance Agreement, dated as of April 15, 2013, among the General Partner, the Partnership, the Operating Company, KNOT and the other parties named therein, together with the additional conveyance documents and instruments contemplated or referenced thereunder or entered into in connection therewith.

“Cumulative Common Unit Arrearage” means, with respect to any Common Unit, the sum of the Common Unit Arrearage with respect to such Common Unit in respect of each Quarter during the Class B Pre-Conversion Period; provided, however, for the avoidance doubt, no Cumulative Common Unit Arrearage shall be deemed to exist after the Class B-8 Convertible Date.

“Current Market Price” means, in respect of any class or series of Limited Partner Interests, as of the date of determination, the average of the daily Closing Prices per Limited Partner Interest of such class or series for the 20 consecutive Trading Days immediately prior to such date.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Sections 11.1 or 11.2.

“Depository” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Distribution Threshold” means $0.52 per Common Unit or Class B Unit per Quarter, as applicable, subject to adjustment in accordance with Sections 5.8 and 6.3.

“Effective Date” has the meaning assigned to such term in the preamble.

“Effective Time” has the meaning assigned to such term in the Exchange Agreement.

“Elected Directors” means the members of the Board of Directors who are elected as such in accordance with the provisions of Article VII and at least three of whom are not any of the following: (a) security holders, officers or employees of the General Partner, (b) officers or employees of any Affiliate of the General Partner, (c) holders of any ownership interest in the Partnership Group (other than Common Units or awards granted to such director under any long-term incentive plan of any Group Member) and who also meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act, and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading or (d) United States citizens or residents.

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“Exchange Agreement” has the meaning assigned to such term in the Recitals.

“General Partner” means KNOT Offshore Partners GP LLC, a Marshall Islands limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“General Partner Interest” means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner and without reference to any Limited Partner Interest held by it), which is evidenced by General Partner Units and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

“General Partner Unit” means a fractional part of the General Partner Interest having the rights and obligations specified with respect to the General Partner Interest. A General Partner Unit is not a Unit.

“Group” means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power over or disposing of any Partnership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.

“Group Member” means a member of the Partnership Group.

“Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws (or similar organizational documents) of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, in each case as such may be amended, supplemented or restated from time to time.

“Holder” has the meaning assigned to such term in Section 7.20(a).

“Holders’ Nominee” has the meaning assigned to such term in Section 5.11(c)(iv)(D).

“Incentive Distribution Right” has the meaning assigned to such term in the Previous Agreement.

“Indemnified Persons” has the meaning assigned to such term in Section 7.20(c).

“Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a member, partner, director, officer, fiduciary or trustee of any Person which any of the preceding clauses of this definition describes, (e) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as an officer, director, member, partner, fiduciary or trustee of another Person (provided, however, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services), (f) the members of the Board of Directors, (g) the Officers, and (h) any other Person the Board of Directors designates as an “Indemnitee” for purposes of this Agreement.

“Initial Offering” means the initial public offering and sale of Common Units to the public, as described in the Registration Statement.

“Initial Series A Issuance Date” means February 2, 2017.

“KNOT” has the meaning assigned to such term in the Recitals.

“Limited Partner” means, unless the context otherwise requires, each limited partner as of the date of this Agreement, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

“Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership, which may be evidenced by Common Units, Class B Units, Preferred Units or other Partnership Interests or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidation Event” means the occurrence of a dissolution or liquidation of the Partnership, whether voluntary or involuntary; provided, however, that a Liquidation Event shall not precede the Liquidation Date. Neither the sale of all or substantially all of the property or business of the Partnership nor the consolidation or merger of the Partnership with or into any other Person, individually or in a series of transactions, shall be deemed a Liquidation Event.

“Liquidation Preference” means, in connection with any distribution arising from a Liquidation Event pursuant to Section 12.4 and with respect to any holder of any class or series of Partnership Interests, the amount otherwise payable to such holder in such distribution with respect to such class or series of Partnership Interests (assuming no limitation on the assets of the Partnership available for such distribution), including an amount equal to any accrued but unpaid distributions thereon to the date fixed for such payment, whether or not declared (if the terms of the applicable class or series of Partnership Securities so provide). For avoidance of doubt, for the foregoing purposes the Series A Liquidation Preference is the Liquidation Preference with respect to the Series A Preferred Units.

“Liquidating Trustee” means one or more Persons selected by the Board of Directors to perform the functions described in Section 12.4.

“Marshall Islands Act” means the Limited Partnership Act of The Republic of the Marshall Islands, as amended, supplemented or restated from time to time, and any successor to such statute.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act, supplemented or restated from time to time, and any successor to such statute.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner by the Partnership, the Agreed Value of such property, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution.

“New GP Owner” shall have the meaning assigned to such term in the definition of “Series A Change of Control.”

“Norwegian Resident Holders” means all persons (including individuals, entities, partnerships, trusts and estates) that are residents of Norway for purposes of the Tax Act on Income and Wealth.

“Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).

“Officers” has the meaning assigned to such term in Section 7.8(a).

“Omnibus Agreement” means that Omnibus Agreement, dated as of the Closing Date, among KNOT, the Partnership, the General Partner, the Operating Company, KNOT Shuttle Tankers 17 AS and KNOT Shuttle Tankers 18 AS.

“Operating Company” means KNOT Offshore Partners UK LLC, a Marshall Islands limited liability company, and any successors thereto.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the Board of Directors.

“Outstanding” means, with respect to Partnership Interests, all Partnership Interests that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group beneficially owns more than 4.9% of the Outstanding Partnership Interests of any class or series then Outstanding (or would own such percentage in the event this limitation were applied to other Persons or Groups), all Partnership Interests owned by such Person or Group in excess of such limitation shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes (except for purposes of nominating a Person for election to the Board of Directors pursuant to Section 7.3), determining the presence of a quorum or for other similar purposes under this Agreement, except that Partnership Interests so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Partnership Interests shall not, however, be treated as a separate class or series of Partnership Interests for purposes of this Agreement); provided, further, that the foregoing limitation shall not apply to (a) the General Partner or its Affiliates or (b) any Person or Group who acquired more than 4.9% of any Partnership Interests with the prior approval of the Board of Directors after considering the potential effects of such approval on the Partnership, except, in each case, such limitation shall remain applicable with respect to the voting of Common Units and Class B Units, respectively, in the election of the Elected Directors as provided in Section 7.2(a)(ii); and provided, further, that Common Units and Class B Units held by Norwegian Resident Holders shall not be considered to be Outstanding with respect to the voting of Common Units and Class B Units, respectively, in the election of the Elected Directors. For the avoidance of doubt, (x) the foregoing limitation shall apply to the holders of Series A Preferred Units with respect to the voting of the Series A Preferred Units together with the Common Units as a single class as set forth in Section 5.11(c)(iv), and (y) the Common Units and the Class B Units shall be treated as two separate classes of Partnership Interests, and the foregoing limitation shall apply separately to the holders of Common Units and to the holders of Class B Units.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means KNOT Offshore Partners LP, a Marshall Islands limited partnership, and any successors thereto.

“Partnership Group” means the Partnership and its Subsidiaries, including the Operating Company, treated as a single consolidated entity.

“Partnership Interest” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants, restricted units and appreciation rights relating to an equity interest in the Partnership), including Common Units, Class B Units, Preferred Units and General Partner Units.

“Partnership Restructuring Event” means (i) any restructuring, simplification or similar transaction or series of transactions that modifies, eliminates or otherwise restructures the general partner interest or the equity interests of the General Partner or its Affiliates, or (ii) any initial public offering directly or indirectly involving the equity interests of the General Partner and/or the General Partner Interest.

“Percentage Interest” means as of any date of determination (a) as to the General Partner with respect to General Partner Units and as to any Unitholder with respect to Units (other than in respect of Series A Preferred Units), the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of Units (other than in respect of Series A Preferred Units) held by such Unitholder or the number of General Partner Units held by the General Partner, as the case may be, by (B) the total number of all Outstanding Units (other than the Series A Preferred Units) and General Partner Units, and (b) as to the holders of other Partnership Interests issued by the Partnership in accordance with Section 5.4, the percentage established as a part of such issuance. The Percentage Interest with respect to a Series A Preferred Unit shall at all times be zero.

“Paying Agent” means American Stock Transfer and Trust Company, LLC, acting in its capacity as paying agent for the Series A Preferred Units, and its respective successors and assigns or any other payment agent appointed by the Partnership.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Plan of Conversion” has the meaning assigned to such term in Section 14.1.

“Preferred Units” means a Partnership Interest, including the Series A Preferred Units, designated as a “Preferred Unit,” which entitles the holder thereof to a preference with respect to distributions, or as to the distribution of assets upon any Liquidation Event, over Common Units and Class B Units.

“Previous Agreement” has the meaning assigned to such term in the Recitals.

“Pro Rata” means (a) when used with respect to Units (other than Series A Preferred Units) or any class or series thereof, apportioned equally among all designated Units (other than Series A Preferred Units) in accordance with their relative Percentage Interests, (b) when used with respect to Partners or Record Holders, apportioned among all Partners or Record Holders in accordance with their relative Percentage Interests and (c) when used with respect to holders of Series A Preferred Units, apportioned equally among all holders of Series A Preferred Units in accordance with the relative number or percentage of Series A Preferred Units, as applicable, held by each such holder.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Limited Partner Interests of a certain class or series (other than Limited Partner Interests owned by the General Partner and its Affiliates) pursuant to Article XV.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership.

“Record Date” means the date established by the Board of Directors or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means (a) the Person in whose name a Common Unit, Class B Unit or Series A Preferred Unit, as applicable, is registered on the books of the Transfer Agent as of the closing of business on a particular Business Day, or (b) with respect to other Partnership Interests, the Person in whose name any such other Partnership Interest is registered on the books that the Board of Directors has caused to be kept as of the closing of business on such Business Day (which books may be kept, at the Board of Directors’ option, by the Transfer Agent), subject to Section 5.11(c)(iv)(A).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of February 2, 2017 by and between the Partnership and the Series A Preferred Holders as of such date and the RRA Joinder Agreement, dated as of June 30, 2017, by and between the Partnership and the joining parties as of such date.

“Registration Statement” means the Partnership’s Registration Statement on Form F-1 (Registration No. 333-186947) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

“RRA Joinder Agreement” means a joinder agreement in the form attached as Exhibit A to the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“Series A Change of Control” means the occurrence of any of the following events: (a) KNOT or Affiliates of KNOT have ceased, directly or indirectly, in one or more series of related transactions, to own more than 50% of the voting equity interests of the General Partner (the Person, if any, acquiring more than 50% of the voting equity interests of the General Partner, and each Person, if any, that subsequently acquires more than 50% of the voting power or economic interest of the General Partner, is hereinafter referred to as a “New GP Owner”), if such transactions give such New GP Owner more than 50% of the voting equity interests in the General Partner and the right to elect more than half of the members of the board of directors of the General Partner; (b) any sale, lease, transfer, conveyance or other disposition by the Partnership, in one or a series of related transactions, of all or substantially all of the assets of the Partnership and its subsidiaries, taken as a whole; (c) the removal of KNOT Offshore Partners GP LLC as the General Partner of the Partnership, except for cases in which any successor General Partner is an Affiliate of KNOT or of any Series A Preferred Unitholder or their respective Affiliates; (d) at any time during the first five years following the Initial Series A Issuance Date, KNOT (directly or indirectly) fails to own at least of 25% of the then outstanding Common Units and General Partner Units on an aggregate basis; or (e) at any time when the Common Units are no longer listed or admitted to trading on a National Securities Exchange; provided, however, that no Partnership Restructuring Event shall constitute a Series A Change of Control.

“Series A Conversion Date” has the meaning assigned to such term in Section 5.11(c)(vii)(D).

“Series A Conversion Notice” has the meaning assigned to such term in Section 5.11(c)(vii)(C)(1).

“Series A Conversion Notice Date” has the meaning assigned to such term in Section 5.11(c)(vii)(C)(1).

“Series A Conversion Rate” means 1.0, unless and until such rate is adjusted as set forth in Section 5.11(c)(vii)(E) or redetermined pursuant to Section 5.11(c)(vii)(F).

“Series A Conversion Unit” means a Common Unit issued upon conversion of a Series A Preferred Unit pursuant to Section 5.11(c)(vii). Immediately upon such issuance, each Series A Conversion Unit shall be considered a Common Unit for all purposes hereunder.

“Series A Converting Unitholder” means a Person entitled to receive Common Units upon conversion of any Series A Preferred Units.

“Series A Distribution Amount” means an amount per Quarter per Series A Preferred Unit outstanding as of the applicable Record Date equal to $0.48 (equivalent to an 8.0% annual distribution rate); provided that the Series A Distribution Amount for the Quarter in which any Series A Issuance Date occurs shall be prorated for such period, commencing on the related Series A Issuance Date for such Series A Preferred Unit and ending on, and including, the last day of such Quarter.

“Series A Distribution Payment Date” has the meaning assigned to such term in Section 5.11(c)(i)(A).

“Series A Forced Conversion Notice” has the meaning assigned to such term in Section 5.11(c)(vii)(C)(2).

“Series A Forced Conversion Notice Date” has the meaning assigned to such term in Section 5.11(c)(vii)(C)(2).

“Series A Issuance Date” means the Initial Series A Issuance Date or the Subsequent Series A Issuance Date, as applicable.

“Series A Issue Price” means $24.00 per Series A Preferred Unit.

“Series A Junior Securities” means any class or series of Partnership Interest that, with respect to distributions on such Partnership Interest and distributions upon liquidation of the Partnership, ranks junior to the Series A Preferred Units, including but not limited to Common Units and Class B Units, but excluding any Series A Parity Securities and Series A Senior Securities and excluding the General Partner Interest.

“Series A Liquidation Preference” means, with respect to each Series A Preferred Unit Outstanding as of the date of such determination, an amount equal to the sum of (i) the Series A Issue Price, plus (ii) any Series A Unpaid Cash Distributions, plus (iii) all accrued but unpaid distributions on such Series A Preferred Unit with respect to the Quarter in which the liquidation occurs to the date fixed for the payment of any amounts upon liquidation.

“Series A Parity Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions upon liquidation of the Partnership, ranks pari passu with the Series A Preferred Units, but excluding the General Partner Interest.

“Series A Payments” means, collectively, Series A Distributions and Series A Redemption Payments.

“Series A Preferred Unitholder” means a Record Holder of Series A Preferred Units.

“Series A Preferred Units” has the meaning assigned to such term in Section 5.11(a).

“Series A Purchase Agreement” means the Series A Preferred Unit Purchase Agreement, dated as of December 6, 2016, by and among the Partnership and the Series A Purchasers, as amended by the Assignment and Novation Agreement, dated December 20, 2016, the First Amendment to the Series A Preferred Unit Purchase Agreement, dated February 2, 2017, and the Second Amendment to the Series A Preferred Unit Purchase Agreement, dated May 16, 2017, and as may be further amended from time to time.

“Series A Purchasers” means those Persons set forth on Schedule A to the Series A Purchase Agreement.

“Series A Quarterly Distribution” has the meaning assigned to such term in Section 5.11(c)(i)(A).

“Series A Redemption Date” has the meaning set forth in Section 5.11(c)(viii).

“Series A Redemption Notice” has the meaning set forth in Section 5.11(c)(viii)(B).

“Series A Redemption Payments” means payments to be made to the holders of Series A Preferred Units to redeem Series A Preferred Units in accordance with Section 5.11(c).

“Series A Redemption Price” means the redemption price (expressed as a percentage of the Series A Issue Price) set forth below, plus accrued and unpaid distributions, if any, on the Series A Preferred Units redeemed to the applicable Series A Redemption Date, if redeemed during any twelve-month period commencing on February 2 of the applicable year indicated below, beginning on February 2, 2019:

YEAR	PERCENTAGE
2019	130.00%
2020	125.50%
2021	121.00%
2022	116.50%
2023	112.00%
2024	107.50%
2025	103.00%
2026	100.00%

, provided, however, that notwithstanding the percentages set forth in the table above, if at any time beginning on February 2, 2019 and ending on February 2, 2023, the Series A Conversion Rate is greater than 1.2632, the Series A Redemption Price shall be 116.50% of the Series A Issue Price, plus accrued and unpaid distributions, if any, on the Series A Preferred Units redeemed to the applicable Series A Redemption Date.

“Series A Senior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions upon liquidation of the Partnership, ranks senior to the Series A Preferred Units, but excluding the General Partner Interest.

“Series A Trigger Event” means any time at which there are Series A Unpaid Cash Distributions resulting from the failure to pay the Series A Distribution Amount with respect to four consecutive Quarters.

“Series A Unpaid Cash Distributions” has the meaning assigned to such term in Section 5.11(c)(i)(B).

“Special Approval” means approval by a majority of the members of the Conflicts Committee.

“Subsequent Series A Issuance Date” means June 30, 2017.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary (as defined, but excluding subsection (d) of this definition) of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person, or (d) any other Person in which such Person, one or more Subsidiaries (as defined, but excluding this subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) less than a majority ownership interest or (ii) less than the power to elect or direct the election of a majority of the directors or other governing body of such Person, provided, that (A) such Person, one or more Subsidiaries (as defined, but excluding this subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of the determination, has at least a 20% ownership interest in such other Person, (B) such Person accounts for such other Person (under U.S. GAAP, as in effect on the later of the date of investment in such other Person or material expansion of the operations of such other Person) on a consolidated or equity accounting basis, (C) such Person has directly or indirectly material negative control rights regarding such other Person including over such other Person’s ability to materially expand its operations beyond that contemplated at the date of investment in such other Person, and (D) such other Person is (i) other than with respect to the Operating Company, formed and maintained for the sole purpose of owning or leasing, operating and chartering vessels and (ii) obligated under its constituent documents, or as a result of a unanimous agreement of its owners, to distribute to its owners all of its income on at least an annual basis (less any cash reserves that are approved by such Person).

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b)(ii).

“Trading Day” means, for the purpose of determining the Current Market Price of any class or series of Limited Partner Interests, a day on which the principal National Securities Exchange on which such class or series of Limited Partner Interests is listed or admitted for trading is open for the transaction of business or, if Limited Partner Interests of a class or series are not listed on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“transfer” or “transfers” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the Partnership or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Common Units or any other class of Partnership Interest; provided, however, that if no Transfer Agent is specifically designated for any other Partnership Interests, the Partnership shall act in such capacity.

“Underwriter” means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchased Common Units pursuant thereto.

“Underwriting Agreement” means the Underwriting Agreement dated April 9, 2013 among the Underwriters, the Partnership, the General Partner, the Operating Company, KNOT Shuttle Tankers AS and KNOT, providing for the purchase of Common Units from the Partnership by such Underwriters in connection with the Initial Offering.

“Unit” means a Partnership Interest that is designated as a “Unit” and shall include Common Units, Class B Units and Preferred Units, but shall not include General Partner Units (or the General Partner Interest represented thereby).

“Unit Majority” means at least a majority of the Outstanding Common Units and Class B Units, if any, voting as a single class.

“Unit Register” means the register of the Partnership for the registration and transfer of Limited Partnership Interests as provided in Section 4.5.

“Unitholders” means the holders of Units.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.

“VWAP” for a Common Unit, as of a particular trading date means the volume-weighted average trading price, as adjusted for splits, combinations and other similar transactions, of a Common Unit on the National Securities Exchange on which the Common Units are then listed or admitted to trading.

“Withdrawal Opinion of Counsel” has the meaning assigned to such term in Section 11.1(b)(i).

“Working Capital Borrowings” means borrowings used solely for working capital purposes or to pay distributions to Partners made pursuant to a credit facility, commercial paper facility or similar financing arrangement available to a Group Member, provided, that when such borrowing is incurred it is the intent of the borrower to repay such borrowings within 12 months from sources other than additional Working Capital Borrowings.

Section 1.2            Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation; and (d) the terms “hereof”, “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

Article II

ORGANIZATION

Section 2.1            Formation. The Partnership was formed pursuant to the provisions of the Marshall Islands Act and has been operated as a limited partnership pursuant to the Previous Agreement. The Previous Agreement is hereby amended and restated in its entirety. This amendment and restatement shall become effective on the Effective Date, simultaneously with the effectiveness of the transactions contemplated by the Exchange Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Marshall Islands Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

Section 2.2            Name. The name of the Partnership shall be “KNOT Offshore Partners LP”. The Partnership’s business may be conducted under any other name or names as determined by the Board of Directors. The words “Limited Partnership” or the letters “LP” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Directors may change the name of the Partnership at any time and from time to time in compliance with the requirements of the Marshall Islands Act and shall notify the General Partner and the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3            Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Board of Directors, the registered office of the Partnership in The Marshall Islands shall be located at Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH 96960, and the registered agent for service of process on the Partnership in The Marshall Islands at such registered office shall be The Trust Company of The Marshall Islands, Inc. The principal office of the Partnership shall be located at 2 Queen’s Cross, Aberdeen, Aberdeenshire AB15 4YB, United Kingdom, or such other place as the Board of Directors may from time to time designate by notice to the General Partner and the Limited Partners. The Partnership may maintain offices at such other place or places within or outside The Marshall Islands as the Board of Directors determines to be necessary or appropriate. The address of the General Partner shall be at 2 Queen’s Cross, Aberdeen, Aberdeenshire AB15 4YB, United Kingdom, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 2.4            Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that lawfully may be conducted by a limited partnership organized pursuant to the Marshall Islands Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member.

Section 2.5            Powers. The Partnership shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6            Term. The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Marshall Islands Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Marshall Islands Act.

Section 2.7            Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the Board of Directors may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use commercially reasonable efforts to cause record title to such assets (other than those assets in respect of which the Board of Directors determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; and, provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Board of Directors. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

Article III

RIGHTS OF LIMITED PARTNERS

Section 3.1            Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Marshall Islands Act. The General Partner shall be liable for the obligations of the Partnership.

Section 3.2            Management of Business. No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Marshall Islands Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 30 of the Marshall Islands Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

Section 3.3            Outside Activities of the Limited Partners. Subject to the provisions of Section 7.13 and the Omnibus Agreement, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners, each Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

Section 3.4            Rights of Limited Partners.

(a)               In addition to other rights provided by this Agreement or by the Marshall Islands Act, and except as limited by Section 3.4(a)(v), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand and at such Limited Partner’s own expense, to:

(i)                 have furnished to him a current list of the name and last known business, residence or mailing address of each Partner;

(ii)              obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner;

(iii)            have furnished to him a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto;

(iv)             obtain true and full information regarding the status of the business and financial condition of the Partnership Group; and

(v)               obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b)               The Board of Directors may keep confidential from the Limited Partners, for such period of time as the Board of Directors deems reasonable, (i) any information that the Board of Directors reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Board of Directors in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

Article IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS

Section 4.1            Certificates. Notwithstanding anything otherwise to the contrary herein, unless the Board of Directors shall determine otherwise in respect of some or all of any or all classes of Partnership Interests, Partnership Interests shall not be evidenced by certificates. Certificates that may be issued shall be executed on behalf of the Partnership by the Chairman of the Board of Directors, President, Chief Executive Officer or any Executive Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the General Partner. If a Transfer Agent has been appointed for a class of Partnership Interests, no Certificate for such class of Partnership Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to cause the Partnership to issue Partnership Interests of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Partnership Interests have been duly registered in accordance with the directions of the Partnership.

Section 4.2            Mutilated, Destroyed, Lost or Stolen Certificates.

(a)               If any mutilated Certificate is surrendered to the Transfer Agent or the Partnership, as applicable, the appropriate Officers on behalf of the Partnership shall execute, and the Transfer Agent or the Partnership, as applicable, shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Interests as the Certificate so surrendered.

(b)               The appropriate Officers on behalf of the Partnership shall execute and deliver, and the Transfer Agent (for Common Units or Class B Units), as applicable, shall countersign, a new Certificate in place of any Certificate previously issued, or issue uncertificated Units, if the Record Holder of the Certificate:

(i)                 makes proof by affidavit, in form and substance satisfactory to the Partnership, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)              requests the issuance of a new Certificate or the issuance of uncertificated Units before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)            if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with surety or sureties and with fixed or open penalty as the Board of Directors may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)             satisfies any other reasonable requirements imposed by the Board of Directors.

If a Limited Partner fails to notify the Partnership within a reasonable period of time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate or uncertificated Units.

(c)               As a condition to the issuance of any new Certificate or uncertificated Units under this Section 4.2, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3            Record Holders. The Partnership shall be entitled to recognize the applicable Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other hand, such representative Person (a) shall be the Record Holder of such Partnership Interest and (b) shall be bound by this Agreement and shall have the rights and obligations of a Partner hereunder and as, and to the extent, provided for herein.

Section 4.4            Transfer Generally.

(a)               The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall mean a transaction (i) by which the General Partner assigns its General Partner Units to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, excluding a pledge, encumbrance, hypothecation or mortgage, but including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)               No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

(c)               Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of the General Partner of any or all of the shares of stock, membership interests, partnership interests or other ownership interests in the General Partner, and the term “transfer” shall not mean any such disposition.

Section 4.5            Registration and Transfer of Limited Partner Interests.

(a)               The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units, Class B Units and Series A Preferred Units and transfers of such Common Units, Class B Units or Series A Preferred Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate Officers on behalf of the Partnership shall execute and deliver, and in the case of Common Units, Class B Units and the Series A Preferred Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

(b)               The Partnership shall not recognize any transfer of Limited Partner Interests until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer. No charge shall be imposed by the Partnership for such transfer; provided, however, that as a condition to the issuance of any new Certificate under this Section 4.5, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c)               By acceptance of the transfer of a Limited Partner Interest in accordance with this Section 4.5 and except as otherwise provided in Section 4.8, each transferee of a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred to such Person when any such transfer or admission is reflected in the books and records of the Partnership and such Limited Partner becomes the Record Holder of the Limited Partner Interests so transferred, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) represents that the transferee has the capacity, power and authority to enter into this Agreement and (iv) makes the consents, acknowledgments and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

(d)               Subject to the provisions set forth in this Article IV and applicable securities laws, Limited Partner Interests shall be freely transferable.

(e)               The General Partner and its Affiliates shall have the right at any time to transfer their Class B Units, Preferred Units and Common Units (whether issued upon conversion of the Preferred Units or Class B Units or otherwise), if any and as applicable, to one or more Persons.

Section 4.6            Transfer of the General Partner’s General Partner Interest.

(a)               Subject to Section 4.6(c) below, prior to March 31, 2023, the General Partner shall not transfer all or any part of its General Partner Interest (represented by General Partner Units) to a Person unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a majority of the Outstanding Common Units and Class B Units (excluding Common Units and Class B Units held by the General Partner and its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) another Person (other than an individual) in connection with (y) the merger or consolidation of the General Partner with or into such other Person or (z) the transfer by the General Partner of all or substantially all of its assets to such other Person.

(b)               Subject to Section 4.6(c) below, on or after March 31, 2023, the General Partner may transfer all or any of its General Partner Interest without Unitholder approval.

(c)               Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner or member of any other Group Member under, as applicable, the Marshall Islands Act or the laws of any such entity’s jurisdiction of formation and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as the General Partner immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

Section 4.7            [Reserved].

Section 4.8            Restrictions on Transfers.

(a)               Except as provided in Section 4.8(b) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws, laws of the Republic of the Marshall Islands or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer or (ii) terminate the existence or qualification of the Partnership or any Group Member under the laws of the jurisdiction of its formation.

(b)               Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.

(c)               The transfer of a Series A Preferred Unit shall be subject to the restrictions imposed by this Article IV and by Section 5.11(c)(xi).

Article V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1            Contributions to the Partnership.

(a)               The General Partner and the Limited Partners have previously made Capital Contributions for interests in the Partnership.

(b)               As of the Effective Date, pursuant to the Exchange Agreement, the Incentive Distribution Rights that were held by KNOT and were outstanding prior to the execution of this Agreement were contributed to the Partnership in exchange for 673,080 Class B Units (of which 84,135 are Class B-1 Units, 84,135 are Class B-2 Units, 84,135 are Class B-3 Units, 84,135 are Class B-4 Units, 84,135 are Class B-5 Units, 84,135 are Class B-6 Units, 84,135 are Class B-7 Units and 84,135 are Class B-8 Units) and 673,080 Common Units. Effective immediately following the aforementioned transactions, the Incentive Distribution Rights shall be cancelled and no longer exist.

Section 5.2            Tax Election. The Partnership has elected to be treated as an association taxable as a corporation solely for U.S. federal income tax purposes.

Section 5.3            Interest and Withdrawal. No interest shall be paid by the Partnership on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Partnership may be considered and permitted as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 5.4            Issuances of Additional Partnership Interests.

(a)               Subject to any approvals required by Series A Preferred Unitholders pursuant to Section 5.11(c)(v), the Partnership may issue additional Partnership Interests and options, rights, warrants and appreciation rights relating to the Partnership Interests for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Partners.

(b)               Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Interests), as shall be fixed by the Board of Directors, including (i) the right to share in Partnership distributions; (ii) the rights upon dissolution and liquidation of the Partnership; (iii) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest (including sinking fund provisions); (iv) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (v) the terms and conditions upon which each Partnership Interest will be issued, evidenced by certificates and assigned or transferred; (vi) the method for determining the Percentage Interest as to such Partnership Interest; and (vii) the right, if any, of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Interest.

(c)               The Board of Directors shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Interests and options, rights, warrants and appreciation rights relating to Partnership Interests pursuant to this Section 5.4, (ii) the conversion of the General Partner Interest (represented by General Partner Units) or any convertible Partnership Interest into Units pursuant to the terms of this Agreement, (iii) the admission of additional Limited Partners and (iv) all additional issuances of Partnership Interests. The Board of Directors shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Interests being so issued. The Board of Directors shall do all things necessary to comply with the Marshall Islands Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Interests or in connection with the conversion of the General Partner Interest or any convertible Partnership Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Interests are listed or admitted to trading.

Section 5.5            Limitations on Issuance of Additional Partnership Interests. Subject to Section 5.11(c)(v), the Partnership may issue an unlimited number of Partnership Interests (or options, rights, warrants or appreciation rights related thereto) pursuant to Section 5.4 without the approval of the Partners; provided, however, that no fractional units shall be issued by the Partnership; and provided, further, that without the approval of the General Partner, the Partnership shall not issue any equity where such issuance (as determined by the Board of Directors) (a) is not reasonably expected to be accretive to equity within 12 months of issuance or (b) would otherwise have a material adverse impact on the General Partner or the General Partner Interest. For the avoidance of doubt, this Section 5.5 shall not restrict the ability of the Partnership to issue additional Series A Preferred Units as provided by the Series A Purchase Agreement prior to June 30, 2017.

Section 5.6            [Reserved].

Section 5.7            Limited Preemptive Right.

(a)               Except as provided in this Section 5.7, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interest, whether unissued, held in the treasury or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Interests from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Interests to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Interests; provided, however, that the amount of any series of Preferred Units issued by the Partnership from time to time that the General Partner shall have a right to purchase pursuant to this Section 5.7 shall equal the product of (a) the aggregate Percentage Interest of the General Partner and its Affiliates multiplied by (b) the number of such series of Preferred Units so issued.

(b)               Upon the issuance of any additional Limited Partner Interests by the Partnership (other than the issuance of Limited Partner Interests upon conversion of outstanding Limited Partner Interests), the General Partner may, in exchange for a proportionate number of General Partner Units, make additional Capital Contributions in an amount equal to the product obtained by multiplying (i) the quotient determined by dividing (A) the General Partner’s Percentage Interest immediately prior to such issuance by (B) 100 less the General Partner’s Percentage Interest immediately prior to such issuance by (ii) the amount contributed to the Partnership by the Limited Partners in exchange for such additional Limited Partner Interests. The General Partner shall not be obligated to make additional Capital Contributions to the Partnership.

Section 5.8            Splits and Combinations.

(a)               Subject to Sections 5.8(d), the Partnership may make a Pro Rata distribution of Partnership Interests to all Record Holders or may effect a subdivision or combination of Partnership Interests so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis (including any Common Unit Arrearage or Cumulative Common Unit Arrearage) or stated as a number of Units are proportionately adjusted.

(b)               Whenever such a Pro Rata distribution, subdivision or combination of Partnership Interests is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Board of Directors also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)               Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates or uncertificated Partnership Interests to the Record Holders of Partnership Interests as of the applicable Record Date representing the new number of Partnership Interests held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Interests Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate or uncertificated Partnership Interest, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)               The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 5.8(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 5.9            Fully Paid and Non-Assessable Nature of Limited Partner Interests. All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by the Marshall Islands Act.

Section 5.10        [Reserved].

Section 5.11        Establishment of Series A Preferred Units.

(a)               General. The Partnership hereby designates and creates a series of Preferred Units to be designated as “Series A Convertible Preferred Units” (the “Series A Preferred Units”), consisting of a total of 3,750,000 authorized Series A Preferred Units, which represent a fractional part of the Partnership Interests of all Limited Partners, and having the same rights, preferences and privileges, and subject to the same duties and obligations, as the Common Units, except as set forth in this Section 5.11 and in Section 12.4. However, in the event of any conflict between the rights, preferences, privileges, duties and obligations of the Common Units or any other class of Partnership Interest as set forth in this Agreement and the provisions of this Section 5.11 and in Section 12.4 that specifically set forth the rights, preferences, privileges, duties and obligations of the Series A Preferred Units, such specific provisions shall control. On the Effective Date, a total of 3,541,666 Series A Preferred Units were issued and outstanding, and no additional Series A Preferred Units shall be designated, created or issued. No fractional Series A Preferred Units shall be issued.

(b)               Rank of Series A Preferred Units. The Series A Preferred Units will rank senior to all Common Units and Class B Units and any other class or series of equity securities of the Partnership outstanding as of the Series A Issuance Date with respect to distribution rights and Liquidation Preference.

(c)               Rights of Series A Preferred Units. The Series A Preferred Units shall have the following rights, preferences and privileges and the Series A Preferred Unitholders shall be subject to the following duties and obligations:

(i)                 Distributions.

(A)             Commencing with the Quarter ending on March 31, 2017, the Record Holders of the Series A Preferred Units as of an applicable Record Date for any Quarter shall be entitled to receive cumulative distributions in respect of such Quarter equal to the sum of (1) the Series A Distribution Amount and (2) any Series A Unpaid Cash Distributions (collectively, a “Series A Quarterly Distribution”), prior to any other distributions made in respect of any other Partnership Interests pursuant to Section 6.2, in the amount set forth in this Section 5.11(c)(i)(A) in respect of each outstanding Series A Preferred Unit. All such distributions shall be paid quarterly in cash within forty-five (45) days after the end of each Quarter (each such payment date, a “Series A Distribution Payment Date”). If the Partnership establishes a Record Date for any distribution to be made by the Partnership on other Partnership Interests pursuant to Section 6.2 in respect of any Quarter, then the Record Date established pursuant to this Section 5.11(c)(i)(A) for a Series A Quarterly Distribution in respect of such Quarter shall be the same Record Date. For the avoidance of doubt, subject to Section 5.11(c)(i)(C), the Series A Preferred Units shall not be entitled to any distributions made pursuant to Section 6.2 for any Quarter so long as the Series A Quarterly Distribution has been declared and paid on the Series A Preferred Units with respect to such Quarter.

(B)              If the Partnership fails to pay in full the Series A Distribution Amount of any Series A Quarterly Distribution in cash when due for any Quarter, then from and after the first date of such failure and continuing until such failure is cured by payment in full in cash of all such arrearages, (1) the amount of such unpaid cash distributions (“Series A Unpaid Cash Distributions”) unless and until paid will accrue and accumulate from and including the first day of the Quarter immediately following the Quarter in respect of which such payment is due until paid in full and (2) the Partnership shall not be permitted to, and shall not, declare or make any distributions in respect of any Common Units or Series A Junior Securities (including, for the avoidance of doubt, with respect to the Quarter for which the Partnership first failed to pay in full the Series A Distribution Amount of any Series A Quarterly Distribution in cash when due). No interest or sum of money in lieu of interest or distributions, whether payable in cash, property or Units, shall be payable in respect of any Series A Unpaid Cash Distributions.

(C)              Notwithstanding anything in this Section 5.11(c)(i) to the contrary, with respect to any Series A Preferred Unit that is converted into a Common Unit, the Record Holder thereof shall not be entitled to a distribution in respect of such Series A Preferred Unit and a distribution in respect of such Common Unit with respect to the same period, but shall be entitled only to the distribution to be paid based upon the class of Units held as of the close of business on the applicable Record Date. For the avoidance of doubt, if a Series A Conversion Date occurs prior to the close of business on a Record Date for payment of a distribution on the Common Units, the applicable Record Holder of Series A Preferred Units shall receive, with respect to any Series A Preferred Units that have converted into Common Units, only the distribution in respect of such Common Units with respect to such period.

(ii)              Issuance of the Series A Preferred Units. The Series A Preferred Units shall be issued by the Partnership pursuant to the terms and conditions of the Series A Purchase Agreement.

(iii)            Liquidation Rights.

(A)             Subject to Section 5.11(c)(iii)(B), upon the occurrence of any Liquidation Event, Series A Preferred Unitholders (to the extent their Series A Preferred Units have not been converted to Common Units in accordance with Section 5.11(c)(vii) prior to the occurrence of such Liquidation Event) shall be entitled to receive out of the assets of the Partnership or proceeds thereof legally available for distribution to the Partners, (i) after satisfaction of all liabilities, if any, to creditors of the Partnership, (ii) after all applicable distributions of such assets or proceeds being made to or set aside for the holders of any Series A Senior Securities then Outstanding in respect of such Liquidation Event, (iii) concurrently with any applicable distributions of such assets or proceeds being made to or set aside for holders of any Series A Parity Interests then Outstanding in respect of such Liquidation Event and (iv) before any distribution of such assets or proceeds is made to or set aside for the holders of Common Units and any other classes or series of Series A Junior Securities as to such distribution, a liquidating distribution or payment in full redemption of such Series A Preferred Units, in an amount equal to the Series A Liquidation Preference. For purposes of clarity, upon the occurrence of any Liquidation Event, (x) the holders of then Outstanding Series A Senior Securities shall be entitled to receive the applicable Liquidation Preference on such Series A Senior Securities before any distribution shall be made with respect to the Series A Preferred Units or any Series A Parity Securities and (y) the Series A Preferred Unitholders shall be entitled to the Series A Liquidation Preference per Series A Preferred Unit in cash, concurrently with any distribution made to the holders of any Series A Parity Securities and before any distribution shall be made to the holders of Common Units or any other Series A Junior Securities. Series A Preferred Holders shall not be entitled to any other amounts from the Partnership, in their capacity as Series A Preferred Holders, after they have received the Series A Liquidation Preference. The payment of the Series A Liquidation Preference in full shall be a payment in redemption of the Series A Preferred Units, such that, from and after payment of the full Series A Liquidation Preference, any such Series A Preferred Unit shall thereafter be cancelled and no longer be Outstanding.

(B)              If, in the event of any distribution or payment described in Section 5.11(c)(iii)(A) above where the Partnership’s assets available for distribution to holders of the Outstanding Series A Preferred Units and any Series A Parity Interests are insufficient to satisfy the applicable Liquidation Preference for such Series A Preferred Units and Parity Interests, the Partnership’s then remaining assets or proceeds thereof legally available for distribution to unitholders of the Partnership shall be distributed among the holders of Outstanding Series A Preferred Units and such Series A Parity Securities, as applicable, ratably on the basis of their relative aggregate Liquidation Preferences. To the extent that the Series A Preferred Holders receive a partial payment of their Series A Liquidation Preference, such partial payment shall reduce the Series A Liquidation Preference of their Series A Preferred Units, but only to the extent of such amount paid.

(C)              After payment of the applicable Liquidation Preference in full to the holders of the Outstanding Series A Preferred Units and any Series A Parity Securities, the Partnership’s remaining assets and funds shall be distributed among the holders of the Common Units and any other Series A Junior Securities then Outstanding according to their respective rights and preferences in accordance with Section 12.4.

(iv)            Voting Rights.

(A)             Except as otherwise provided in this paragraph and Section 5.11(c)(iv)(B), the Outstanding Series A Preferred Units shall have voting rights that are identical to the voting rights of the Outstanding Common Units and Class B Units and shall vote with the Common Units and Class B Units as a single class, so that each Outstanding Series A Preferred Unit will be entitled to one vote for each Common Unit into which such Series A Preferred Unit is then convertible at the then applicable Series A Conversion Rate (or, if the Series A Preferred Units are not then convertible, assuming that such Series A Preferred Units are convertible at the then applicable Series A Conversion Rate) on each matter with respect to which each Record Holder of a Common Unit is entitled to vote; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Series A Preferred Units shall not have any right to nominate, appoint or elect any of the Elected Directors or the Appointed Directors other than as set forth in Section 5.11(c)(iv)(D) following the occurrence of a Series A Trigger Event. Other than with respect to the nomination, appointment or election of any member of the Board of Directors, each reference in this Agreement to a vote of Record Holders of Common Units shall be deemed to be a reference to the Record Holders of Common Units and Series A Preferred Units on an “as if” converted basis, and the definition of “Unit Majority” shall correspondingly be construed to mean at least a majority of the Common Units, Class B Units and the Series A Preferred Units, on an “as if” converted basis, voting together as a single class during any period in which any Series A Preferred Units are Outstanding.

(B)              Notwithstanding any other provision of this Agreement, in addition to all other requirements of the Marshall Islands Act, and all other voting rights granted under this Agreement, the affirmative vote of at least 67% of the Series A Preferred Units, voting separately as a class based upon one vote per Series A Preferred Unit, will be necessary for any amendment (excluding any amendment of a ministerial or administrative nature) to this Agreement or the Certificate of Limited Partnership that (i) adversely affects any of the rights, preferences and privileges of the Series A Preferred Units or (ii) amends or modifies any of the terms of the Series A Preferred Units. Without limiting the generality of the preceding sentence, any action shall be deemed to adversely affect the holders of the Series A Preferred Units if such action would:

(1)               reduce the Series A Distribution Amount, change the form of payment of distributions on the Series A Preferred Units, defer the date from which distributions on the Series A Preferred Units will accrue, cancel accrued and unpaid distributions on the Series A Preferred Units, or change the seniority rights of the holders of the Series A Preferred Units as to the payment of distributions in relation to the unitholders of any other class or series of units;

(2)               reduce the amount payable or change the form of payment to the holders of the Series A Preferred Units upon the voluntary or involuntary liquidation, dissolution or winding up, or sale of all or substantially all of the assets, of the Partnership, or change the seniority of the Liquidation Preferences of the holders of the Series A Preferred Units in relation to the rights upon liquidation of the holders of any other class or series of units;

(3)               make the Series A Preferred Units redeemable or convertible at the option of the Partnership other than as set forth in this Agreement; or

(4)               result in the Partnership incurring or assuming additional indebtedness that would cause the Partnership’s total consolidated indebtedness to represent more than 70% of its total consolidated capitalization.

(C)              Notwithstanding anything to the contrary in this Section 5.11(c)(iv), except as contemplated by Section 5.11(c)(iv)(A), in no event shall the consent of the Series A Preferred Unitholders, be required in connection with any Partnership Restructuring Event or Series A Change of Control. For the avoidance of doubt, the foregoing shall not limit the voting rights of any Series A Preferred Unitholder in connection with the vote of Record Holders of Common Units, Class B Units and Series A Preferred Units together as a single class.

(D)             Upon the occurrence of a Series A Trigger Event, the Partnership shall notify the Holders of Series A Preferred Units and the Holders of any other series of Preferred Units upon which like rights have been conferred and are exercisable, of the occurrence thereof, whereupon the General Partner will promptly substitute one of the Appointed Directors for one director selected by the Holders of the Preferred Units (with such like rights) by written notice to the Partnership holding at least 67% of the Preferred Units (with such like rights) then outstanding (a “Holders’ Nominee”) and appoint such Holders’ Nominee to the Board of Directors as an Appointed Director; provided, however, that the Holder’s Nominee shall not be a resident of Norway for purposes of the Tax Act on Income and Wealth unless the General Partner so consents. In no event will the Holders of Preferred Units be entitled to more than one Holders’ Nominee. Upon payment of all accrued and unpaid distributions then-outstanding in respect of the Preferred Units, the Holders’ Nominee will agree to resign from the Board of Directors effective immediately, unless and until a subsequent Series A Trigger Event, if any, occurs. Subject to the preceding sentence, any Holders’ Nominee may be removed at any time without Cause only by the Holders of 67% of the Series A Preferred Units and the Holders of any other series of Preferred Units upon which such rights have been conferred and are exercisable, voting together as a class. If any Holders’ Nominee is removed, resigns or is otherwise unable to serve as a member of the Board of Directors, the Holders of a majority of the outstanding Series A Preferred Units and, if applicable, any other Preferred Units, voting together as a class, shall appoint an individual to fill the vacancy.

(E)              Notwithstanding anything to the contrary herein, (x) if a Series A Preferred Unitholder is a Norwegian Resident Holder, the Series A Preferred Units held by such Person will have none of the voting rights described in this Section 5.11(c)(iv) and (y) the 4.9% limitation set forth in the definition of “Outstanding” shall apply to the Holders of Series A Preferred Units with respect to the voting of the Series A Preferred Units together with the Common Units and Class B Units as a single class.

(v)             Series A Senior Securities; Series A Parity Securities. The Partnership will not, without the affirmative vote of the holders of at least 67% of the Series A Preferred Units, issue any Series A Parity Securities or Series A Senior Securities (or amend the provisions of any class of Partnership Interest to make such class a class of Series A Parity Securities or Series A Senior Securities); provided, however, that the Partnership may, without the affirmative vote of the holders of Preferred Units, create (by reclassification or otherwise) and issue Series A Junior Securities in an unlimited amount; provided, further, however, that the Partnership may issue after the Initial Series A Issuance Date Series A Parity Securities such that the aggregate amount of the Series A Preferred Units then outstanding and the Series A Parity Securities, on a pro-forma basis for such issuance, does not exceed 33.33% of the book value of the sum of the Partnership’s then outstanding aggregate amount of Common Units, Series A Parity Securities (including the Series A Preferred Units) and Series A Junior Securities, without the consent of the holders of the Series A Preferred Units.

(vi)            Certificates.

(A)             If requested by a Series A Preferred Unitholder, the Series A Preferred Units shall be evidenced by certificates in such form as the Board of Directors may approve and, subject to any applicable legal, regulatory and contractual requirements or any other limitations set forth in this Section 5.11, may be assigned or transferred in a manner identical to the assignment and transfer of other Units. Any certificates evidencing Series A Preferred Units shall be separately identified and shall not bear the same CUSIP number as any certificates evidencing Common Units.

(B)              Any certificate(s) representing the Series A Preferred Units may be imprinted with a legend in substantially the following form:

“NEITHER THE OFFER NOR SALE OF THESE SECURITIES HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE PARTNERSHIP HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT. THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP, DATED AS OF SEPTEMBER [●], 2021, A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES.”

(vii)          Conversion.

(A)             At the Option of the Series A Preferred Unitholders. Beginning with the earlier of (i) second anniversary of the Initial Series A Issuance Date and (ii) immediately prior to the liquidation, dissolution and winding up of the Partnership under Section 12.4, the Series A Preferred Units owned by any Series A Preferred Unitholder shall be convertible, in the sole discretion of such Series A Preferred Unitholder, in whole or in part, at any time and from time to time upon the request of such Series A Preferred Unitholder, but not more than once per Quarter per Series A Preferred Unitholder, into a number of Common Units determined by multiplying the number of Series A Preferred Units to be converted by the Series A Conversion Rate; provided, however, that the Partnership shall not be obligated to honor any such conversion request if such conversion request does not involve an underlying value of Common Units held by one or more Series A Preferred Unitholders in an aggregate of at least $10,000,000 based on the Closing Price of Common Units on the Trading Day immediately preceding the Series A Conversion Notice Date (or such lesser amount to the extent such exercise covers all of such Series A Preferred Unitholder’s Series A Preferred Units). Immediately upon the effectiveness of any conversion of Series A Preferred Units, all rights of the Series A Converting Unitholder in respect thereof shall cease, including, without limitation, any further accrual of distributions, and such Series A Converting Unitholder thereafter shall be treated for all purposes as the owner of Common Units. Fractional Common Units shall not be issued to any person pursuant to this Section 5.11(c)(vii)(A) (each fractional Common Unit shall be rounded down with the remainder being paid an amount in cash based on the Closing Price of Common Units on the Trading Day immediately preceding such date of conversion).

(B)              At the Option of the Partnership. At any time following the second anniversary of the Initial Series A Issuance Date, the Partnership, in its sole discretion, shall have the right at any time, but not more than once per Quarter, to convert all or any portion of the then outstanding Series A Preferred Units into a number of Common Units determined by multiplying the number of Series A Preferred Units to be converted by the Series A Conversion Rate. Fractional Common Units shall not be issued to any person pursuant to this Section 5.11(c)(vii)(B) (each fractional Common Unit shall be rounded down with the remainder being paid an amount in cash based on the Closing Price of Common Units on the Trading Day immediately preceding such date of conversion). Notwithstanding the foregoing, in order for the Partnership to exercise such option,

(1)              the aggregate market value (calculated using the Average VWAP for the twenty (20) Trading Days immediately preceding the date the Partnership furnishes the Series A Forced Conversion Notice) of the Common Units into which the then outstanding Series A Preferred Units are convertible, based on the then applicable Series A Conversion Rate, must be greater than one hundred thirty percent (130%) of the aggregate Series A Issue Price of the then outstanding Series A Preferred Units;

(2)              the aggregate market value (calculated using the Closing Price for the last Trading Day immediately preceding the date the Partnership furnishes the Series A Forced Conversion Notice) of the Common Units into which the then outstanding Series A Preferred Units are convertible, based on the then applicable Series A Conversion Rate, must be greater than one hundred thirty percent (130%) of the aggregate Series A Issue Price of the then outstanding Series A Preferred Units;

(3)              the average daily trading volume of the Common Units on the National Securities Exchange on which the Common Units are then listed or admitted to trading must be equal to or exceed 40,000 (as such amount may be adjusted to reflect any Unit split, combination or similar event) for the twenty (20) Trading Day period immediately preceding the date that the Partnership furnishes the Series A Forced Conversion Notice;

(4)              the Partnership must have an effective registration statement on file with the Commission covering resales of the underlying Common Units to be received upon any such conversion; and

(5)              the Partnership must have paid any accrued and unpaid distributions on the Series A Preferred Units to the date of conversion;

provided, however, in each case, that each such conversion by the Partnership shall be for an aggregate amount of Series A Preferred Units involving an underlying value of Common Units of at least $10,000,000 based on the Closing Price of Common Units on the Trading Day immediately preceding the date of such conversion (or such lesser amount if such amount includes all then outstanding Series A Preferred Units) and shall be allocated among the Series A Preferred Unitholders on a Pro Rata basis or on such other basis as may be agreed upon by the Series A Preferred Unitholders.

(C)              Conversion Notice.

(1)              To convert Series A Preferred Units into Common Units pursuant to Section 5.11(c)(vii)(A), the Series A Converting Unitholder shall give written notice (a “Series A Conversion Notice,” and the date such notice is received, a “Series A Conversion Notice Date”) to the Partnership stating that such Series A Preferred Unitholder elects to so convert Series A Preferred Units and shall state or include therein with respect to Series A Preferred Units to be converted pursuant to Section 5.11(c)(vii)(A) the following: (a) the number of Series A Preferred Units to be converted, and (b) if a Certificate has been issued for such Series A Preferred Units, the Certificate(s) evidencing the Series A Preferred Units to be converted and duly endorsed.

(2)               To convert Series A Preferred Units into Common Units pursuant to Section 5.11(c)(vii)(B), the Partnership shall give written notice (a “Series A Forced Conversion Notice,” and the date such notice is received, a “Series A Forced Conversion Notice Date”) to each Record Holder of Series A Preferred Units stating that the Partnership elects to force conversion of such Series A Preferred Units pursuant to Section 5.11(c)(vii)(B). The Series A Conversion Units shall be issued in the name of the Record Holder of such Series A Preferred Units.

(D)             Timing; Certificates. If a Series A Conversion Notice is delivered by a Series A Preferred Unitholder to the Partnership or a Series A Forced Conversion Notice is delivered by the Partnership to a Series A Preferred Unitholder, each in accordance with Section 5.11(c)(vii)(C), the Partnership shall issue the Series A Conversion Units no later than seven (7) days after the Series A Conversion Notice Date or the Series A Forced Conversion Notice Date, as the case may be, occurs (any date of issuance of such Common Units, a “Series A Conversion Date”). On the Series A Conversion Date, if the Transfer Agent is participating in the Depository’s Fast Automated Securities Transfer program, the Partnership shall use its commercially reasonable efforts to cause its Transfer Agent to electronically transmit the Series A Conversion Units issuable upon conversion to such Series A Preferred Unitholder (or designated recipient(s)), by crediting the account of the Series A Preferred Unitholder (or designated recipient(s)) prime broker with the Depository through its Deposit Withdrawal Agent Commission system. If the Transfer Agent is not participating in the Depository’s Fast Automated Securities Transfer program, or if requested by such Series A Preferred Unitholder, the Partnership shall issue to such Series A Preferred Unitholder (or designated recipient(s)) a Certificate or Certificates for the number of Series A Conversion Units to which such Series A Preferred Unitholder shall be entitled. The parties agree to coordinate with the Depository to accomplish this objective. Upon issuance of Series A Conversion Units to the Series A Converting Unitholder, all rights under the converted Series A Preferred Units shall cease, and such Series A Converting Unitholder shall be treated for all purposes as the Record Holder of such Series A Conversion Units.

(E)              Distributions, Combinations, Subdivisions and Reclassifications by the Partnership. If, after the Initial Series A Issuance Date, the Partnership (i) makes a distribution on its Common Units payable in Common Units or another Partnership Interest, (ii) subdivides or splits its outstanding Common Units into a greater number of Common Units, (iii) combines or reclassifies its Common Units into a smaller number of Common Units or (iv) issues by reclassification of its Common Units any Partnership Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), in each case other than in connection with a Series A Change of Control (which shall be governed by Section 5.11(c)(x)), then the Series A Conversion Rate in effect at the time of the Record Date for such distribution or the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that the conversion of the Series A Preferred Units after such time shall entitle each Series A Preferred Unitholder to receive the aggregate number of Common Units (or any Partnership Interests into which such Common Units would have been combined, consolidated, merged or reclassified pursuant to clauses (iii) and (iv) above) that such Series A Preferred Unitholder would have been entitled to receive if the Series A Preferred Units had been converted into Common Units immediately prior to such Record Date or effective date, as the case may be, and in the case of a merger, consolidation or business combination in which the Partnership is the surviving Person, the Partnership shall provide effective provisions to ensure that the provisions in this Section 5.11 relating to the Series A Preferred Units shall not be abridged or amended and that the Series A Preferred Units shall thereafter retain the same powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Series A Preferred Units had immediately prior to such transaction or event. An adjustment made pursuant to this Section 5.11(c)(vii)(E) shall become effective immediately after the Record Date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person) or split. Such adjustment shall be made successively whenever any event described above shall occur.

(F)              Quarterly Redetermination of Series A Conversion Rate.

(1)               The Series A Conversion Rate shall be redetermined on a quarterly basis. The redetermined Series A Conversion Rate shall become effective at 11:59 p.m. prevailing Eastern Time on the later of the (a) date of public dissemination by the Partnership of the Partnership’s quarterly earnings press release with respect to the immediately preceding Quarter and (b) ex-dividend date relating to the quarterly cash distribution with respect to such Quarter. The Series A Conversion Rate, as redetermined, shall be equal to the Series A Issue Price divided by the product of (x) the book value per Common Unit at the end of the immediately preceding Quarter (pro-forma for per unit cash distributions payable with respect to such Quarter) multiplied by (y) the quotient of (i) the Series A Issue Price divided by (ii) the book value per Common Unit on the Initial Series A Issuance Date.

(2)              If during a Quarter the Partnership declares an extraordinary or special cash distribution, the Series A Conversion Rate will be further adjusted to reflect the extraordinary or special cash distribution as if it had occurred immediately prior to the end of the immediately preceding Quarter. Such further adjustment shall become effective at 11:59 p.m. prevailing Eastern Time on the ex-dividend date relating to such extraordinary or special cash distribution.

(3)              In the event, and at the time of, a purchase or issuance by the Partnership of Common Units after the Initial Series A Issuance Date, the Series A Conversion Rate will be further adjusted to reflect such purchase or issuance of Common Units as if it had been effected at a price equal to the book value per Common Unit on the last day of the immediately preceding Quarter. The adjustment referred to in this Section 5.11(c)(vii)(F), as so calculated, shall be included in the redetermination of the Series A Conversion Rate in Quarters subsequent to the Quarter in which the repurchase or issuance occurs.

(4)              In the event a change in accounting principles occurs that impacts the computation of book value per Common Unit, there shall be an adjustment to the calculation of the Series A Conversion Rate so that the Series A Conversion Rate immediately preceding such change in accounting principles is identical to the Series A Conversion Rate immediately following such change in accounting principles. The adjustment referred to in this Section 5.11(c)(vii)(F), as so calculated, shall be included in the redetermination of the Series A Conversion Rate in Quarters from and including the Quarter in which the change in accounting principles occurs.

(5)              Distributions of property or securities of the Partnership for which no other adjustment to the Series A Conversion Rate is provided in this Agreement shall be treated as if cash was distributed by the Partnership in an amount equal to the market value of such property or securities at the time of such distribution, such market value to be determined by the Board of Directors in good faith.

(6)              For the avoidance of doubt, the intended effect of the adjustments to the Series A Conversion Rate provided in this Section 5.11(c)(vii)(F) is reflected in the example computations set forth in Exhibit D to this Agreement.

(viii)        Optional Redemption. Subject to clause (F) below, the Partnership shall have the right at any time and from time to time, during the period beginning on or after the second anniversary and ending on the tenth anniversary of the Initial Series A Issuance Date, to redeem the Series A Preferred Units, in whole or in part, from any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the Partnership (the “Series A Redemption Date”).

(A)             The Partnership shall effect any such redemption by paying cash for each Series A Preferred Unit to be redeemed equal to the then applicable Series A Redemption Price on such Series A Redemption Date. So long as the Series A Preferred Units are held of record by the nominee of the Depository, the Series A Redemption Price shall be paid by the Paying Agent to the Depository on the Series A Redemption Date.

(B)              The Partnership shall give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled Series A Redemption Date, to the Series A Preferred Holders (as of 5:00 p.m. New York City time on the Business Day next preceding the day on which notice is given) of any Series A Preferred Units to be redeemed as such Series A Preferred Holders’ names appear on the books of the Transfer Agent and at the address of such Series A Preferred Holders shown therein. Such notice (the “Series A Redemption Notice”) shall state: (1) the Series A Redemption Date, (2) the number of Series A Preferred Units to be redeemed and, if less than all Outstanding Series A Preferred Units are to be redeemed, the number (and the identification) of Units to be redeemed from such Series A Preferred Holder, (3) the Series A Redemption Price, (4) the place where the Series A Preferred Units are to be redeemed and shall be presented and surrendered for payment of the Series A Redemption Price therefor and (5) that distributions on the Units to be redeemed shall cease to accumulate from and after such Series A Redemption Date.

(C)              If the Partnership elects to redeem less than all of the Outstanding Series A Preferred Units, the number of Series A Preferred Units to be redeemed shall be determined by the Board of Directors, and such Series A Preferred Units shall be redeemed by such method of selection as the Depository shall determine either Pro Rata or by lot, with adjustments to avoid redemption of fractional Series A Preferred Units. The Series A Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Section 5.11.

(D)             If the Partnership gives or causes to be given a Series A Redemption Notice, the Partnership shall deposit with the Paying Agent funds, sufficient to redeem the Series A Preferred Units as to which such Series A Redemption Notice shall have been given, no later than 5:00 p.m. New York City time on the Business Day immediately preceding the Series A Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Series A Redemption Price to the Series A Preferred Holders to be redeemed upon surrender or deemed surrender (which shall occur automatically if the certificate representing such Series A Preferred Units is issued in the name of the Depository or its nominee) of the Certificates therefor as set forth in the Series A Redemption Notice. If the Series A Redemption Notice shall have been given, from and after the Series A Redemption Date, unless the Partnership defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series A Redemption Notice, all Series A Distributions on such Series A Preferred Units to be redeemed shall cease to accumulate and all rights of holders of such Series A Preferred Units as Limited Partners with respect to such Series A Preferred Units shall cease, except the right to receive the Series A Redemption Price, and such Series A Preferred Units shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Partnership shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Series A Redemption Price of the Series A Preferred Units to be redeemed), and the holders of any Series A Preferred Units so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Partnership for any reason, including redemption of Series A Preferred Units, that remain unclaimed or unpaid after two years after the applicable Series A Redemption Date or other payment date, shall be, to the extent permitted by law, repaid to the Partnership upon its written request, after which repayment the Series A Preferred Holders entitled to such redemption or other payment shall have recourse only to the Partnership. Notwithstanding any Series A Redemption Notice, there shall be no redemption of any Series A Preferred Units called for redemption until funds sufficient to pay the full Series A Redemption Price of such Series A Preferred Units shall have been deposited by the Partnership with the Paying Agent.

(E)              Any Series A Preferred Units that are redeemed or otherwise acquired by the Partnership shall be canceled and shall not be considered outstanding. If only a portion of the Series A Preferred Units represented by a Certificate shall have been called for redemption, upon surrender of the Certificate to the Paying Agent (which shall occur automatically if the Certificate representing such Series A Preferred Units is registered in the name of the Depository or its nominee), the Paying Agent shall issue to the Series A Preferred Holders a new Certificate (or adjust the applicable book-entry account) representing the number of Series A Preferred Units represented by the surrendered Certificate that have not been called for redemption.

(F)              Upon receipt of a Series A Redemption Notice, a Holder of Series A Preferred Units may elect, instead, to convert such Series A Preferred Units that are the subject of the Series A Redemption Notice into a number of Common Units determined by multiplying the number of Series A Preferred Units to be converted by the Series A Conversion Rate.

(ix)            Redemption at Series A Preferred Holders’ Option. The Series A Preferred Holders shall have the right to cause the Partnership to redeem the Series A Preferred Units, in full or in part, solely on the date that is the tenth anniversary of the Initial Series A Issuance Date. Any Series A Preferred Holders exercising its right pursuant to this Section 5.11(c)(ix) must provide notice to the Partnership by mail not less than 30 days and not more than 60 days before the tenth anniversary of the Initial Series A Issuance Date, setting forth its desire to exercise its optional redemption right pursuant to this Section 5.11(c)(ix) and the number of Series A Preferred Units that it wishes to redeem. The Partnership shall, at its option, redeem the Series A Preferred Units pursuant to this paragraph (i) in cash at a price equal to 70% of the Series A Issue Price, plus any accrued and unpaid distributions in respect of such Series A Preferred Units, or (ii) in Common Units such that each Series A Preferred Unit receives Common Units worth 80% of the Series A Issue Price, plus any accrued and unpaid distributions thereon. The value of the Common Units to be delivered pursuant to clause (ii) of the preceding sentence shall be determined based on the VWAP of the Common Units for the thirty (30) Trading Day period ending on the fifth Trading Day immediately prior to the redemption date.

(x)             Redemption Upon a Series A Change of Control.

(A)             Promptly upon entry into definitive agreements or the existence of other definitive documentation that provide for a Series A Change of Control, if the Partnership has not issued a press release or other widely disseminated public statement regarding the entry into such definitive agreements, the Partnership shall provide written notice thereof to the Series A Preferred Unitholders. If a Series A Change of Control occurs, then each Series A Preferred Unitholder, with respect to all but not less than all of its Series A Preferred Units, by notice given to the Partnership within ten (10) Business Days of the date the Partnership provides written notice of the execution of definitive agreements that provide for such Series A Change of Control, shall be entitled to require the Partnership to redeem their Series A Preferred Units for a cash amount equal to 100% of the Series A Issue Price, plus accrued and unpaid distributions if any, on such Series A Preferred Units.

(B)              For the avoidance of doubt, the approval of the Series A Preferred Unitholders shall not be required in connection with a Series A Change of Control or Partnership Restructuring Event; however, Series A Preferred Unitholders shall be entitled to vote on a one-for-one as-converted basis if there is a vote of holders of the Common Units and Class B Units in connection with either circumstance.

(xi)            Series A Preferred Unit Transfer Restrictions.

(A)             Notwithstanding any other provision of this Section 5.11(c)(xi), each Series A Purchaser shall be permitted at any time after the Series A Issuance Date to transfer any Series A Preferred Units owned by such Series A Purchaser to any of its Affiliates or to any other Series A Purchaser.

(B)              Without the prior written consent of the Partnership, except as specifically provided in this Agreement, each Series A Preferred Unitholder shall not, (a) during the period commencing on the Initial Series A Issuance Date and ending on the second anniversary of the Initial Series A Issuance Date, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of its Series A Preferred Units, (b) during the period commencing on the Initial Series A Issuance Date and ending on the second anniversary of the Initial Series A Issuance Date, directly or indirectly engage in any short sales or other derivative or hedging transactions with respect to the Series A Preferred Units or Common Units that are designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, any of the economic consequences of ownership of any Series A Preferred Units, (c) transfer any Series A Preferred Units to any non-U.S. resident individual, non-U.S. corporation or partnership, or any other non-U.S. entity, including any foreign governmental entity, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, any of the economic consequences of ownership of any Series A Preferred Units, regardless of whether any transaction described in clauses (a) through (c) above is to be settled by delivery of Series A Preferred Units, Common Units or other securities, in cash or otherwise, or (d) effect any transfer of Series A Preferred Units or Series A Conversion Units in a manner that violates the terms of this Agreement; provided, however, that such Series A Preferred Unitholder may (i) pledge all or any portion of its Series A Preferred Units to any holders of obligations owed by the Series A Preferred Unitholders, including to the trustee for, or representative of, such holders, (ii) transfer all or a portion of its Series A Preferred Units at any time when the Common Units are no longer listed or admitted to trading on a National Securities Exchange and (iii) transfer all or a portion of its Series A Preferred Units at any time when an event of default has occurred and is continuing under any indebtedness of the Partnership or its Subsidiaries in an outstanding principal amount, individually or in the aggregate, of at least $10,000,000. Notwithstanding the foregoing, any transferee receiving any Series A Preferred Units pursuant to this Section 5.11(c)(xi)(B) shall agree to the restrictions set forth in this Section 5.11(c)(xi)(B).

(C)              Following the second anniversary of the Initial Series A Issuance Date, each Series A Preferred Unitholder or their permitted transferees may freely transfer Series A Preferred Units of at least $10,000,000 (or such lesser amount if it (i) constitutes the remaining holdings of such Series A Preferred Unitholder or (ii) has been approved by the Partnership, in its sole discretion), subject to compliance with applicable securities laws and this Agreement.

(xii)          Fully Paid and Non-assessable. Any Series A Conversion Unit(s) delivered pursuant to Section 5.11(c)(vii) shall be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by the Marshall Islands Act), free and clear of any liens, claims, rights or encumbrances other than those arising under the Marshall Islands Act or this Agreement or created by the holders thereof.

(xiii)          Partnership Restructuring Event. Subject to Section 5.11(c)(viii), if (A) a Partnership Restructuring Event occurs or the Partnership engages in any other recapitalization, reorganization, consolidation, merger, spin-off or other business combination (other than a Series A Change of Control) and (B) (1) the Partnership will not be the surviving entity of such Partnership Restructuring Event or other event or (2) the Partnership will be the surviving entity but its Common Units will cease to be listed or admitted to trading on a National Securities Exchange, the Partnership shall deliver or cause to be delivered to the Series A Preferred Unitholders, in exchange for their Series A Preferred Units upon consummation of such Partnership Restructuring Event or other event, a security in the surviving entity that has substantially similar rights, preferences and privileges as the Series A Preferred Units, including, for the avoidance of doubt, the right to distributions equal in amount, timing and priority to those provided in Section 5.11(c)(i) and a conversion rate proportionately adjusted such that the conversion of such security in the surviving entity immediately following the Partnership Restructuring Event or such other event would entitle the holder to the number of common securities of such surviving entity (together with a number of common securities of equivalent value to any other assets received by Common Unitholders in such Partnership Restructuring Event or such other event) which, if a Series A Preferred Unit had been converted into Common Units immediately prior to such Partnership Restructuring Event or such other event, such Record Holder would have been entitled to receive immediately following such Partnership Restructuring Event or such other event. Notwithstanding anything to the contrary in this Section 5.11(c)(xiii), if a Partnership Restructuring Event occurs prior to the second anniversary of the Initial Series A Issuance Date, the Partnership shall have the right to redeem the Series A Preferred Units, in whole or in part, for a cash amount equal to 130.0% of the Series A Issue Price, plus accrued and unpaid distributions, if any, on the Series A Preferred Units redeemed to the applicable Series A Redemption Date.

(xiv)         Notices. For the avoidance of doubt, the Partnership shall distribute to the Record Holders of Series A Preferred Units copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the Record Holders of Common Units of the Partnership, at such times and by such method as such documents are distributed to such Record Holders of such Common Units.

Section 5.12           Establishment of Class B Units.

(a)               Establishment.  The Board of Directors hereby designates and creates a series of Limited Partner Interests to be designated as “Class B Units”, consisting of a total of 673,080 Class B Units (of which 84,135 shall be designated Class B-1 Units, 84,135 shall be designated Class B-2 Units, 84,135 shall be designated Class B-3 Units, 84,135 shall be designated Class B-4 Units, 84,135 shall be designated Class B-5 Units, 84,135 shall be designated Class B-6 Units, 84,135 shall be designated Class B-7 Units and 84,135 shall be designated Class B-8 Units), having the terms and conditions set forth herein.

(b)               Conversion of Class B Units to Common Units.

(i)              At any time, and from time to time, on or after each Class B Unit’s applicable Class B Convertible Date, the holder of such Class B Unit shall have the option, in its sole discretion, to convert such Class B Unit into a Common Unit on a one-for-one basis.

(ii)             Upon conversion, the rights of a holder of converted Class B Units as holder of Class B Units shall cease with respect to such converted Class B Units, including any rights under this Agreement with respect to holders of Class B Units, and such Person shall continue to be a Limited Partner and have the rights of a holder of Common Units under this Agreement.  All Class B Units shall, upon conversion pursuant to this Section 5.12(b), be deemed to be transferred to, and cancelled by, the Partnership in exchange for the Common Units into which the Class B Units converted.

(iii)            The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Common Units upon conversion of the Class B Units.  However, the holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of Common Units in a name other than the holder’s name. The Transfer Agent may refuse to deliver a Certificate representing Common Units being issued in a name other than the holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties which will be due because the Common Units are to be issued in a name other than the holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulation.

(iv)           (A)            All Common Units delivered upon conversion of the Class B Units shall be newly issued, shall be duly authorized, validly issued, fully paid and nonassessable, except as such non-assessability may be affected by the Marshall Islands Act.

(B)              The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Common Units upon conversion of Class B Units and, if the Common Units are then listed or admitted to trading on any National Securities Exchange, shall list or cause to be admitted to trading, as applicable, and keep listed or admitted to trading, as applicable, the Common Units issuable upon conversion of the Class B Units to the extent permitted or required by the rules of such National Securities Exchange.

(c)               Voting.  The holders of Class B Units shall have all voting rights held by holders of Common Units, and the Class B Units shall vote on an as-converted basis with the Common Units, together as a single class.

(d)               Other Rights of Class B Units.  Except as expressly set forth in this Agreement, the holder of a Class B Unit shall have all of the rights and obligations of a Unitholder holding a Common Unit hereunder; provided, however, that immediately upon the conversion of a Class B Unit into a Common Unit pursuant to Section 5.12(b), the Unitholder holding such Common Unit issued upon conversion of such Class B Unit shall possess all of the rights and obligations of a Unitholder holding a Common Unit hereunder with respect to such Common Unit issued upon conversion of such Class B Unit, including the right to participate in distributions made with respect to Common Units pursuant to Article VI.

(e)               Certificates.

(i)              If requested by a holder of Class B Units, the Class B Units shall be evidenced by certificates in such form as the Board of Directors may approve and, subject to any applicable legal, regulatory and contractual requirements or any other limitations set forth in this Section 5.12, may be assigned or transferred in a manner identical to the assignment and transfer of other Units. Any certificates evidencing Class B Units shall be separately identified and shall not bear the same CUSIP number as any certificates evidencing Common Units.

(ii)             Any certificate(s) representing the Class B Units may be imprinted with a legend in substantially the following form:

“NEITHER THE OFFER NOR SALE OF THESE SECURITIES HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE PARTNERSHIP HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT. THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP, DATED AS OF SEPTEMBER [●], 2021, A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES.”

Article VI

DISTRIBUTIONS

Section 6.1              [Reserved]

Section 6.2             Requirement and Characterization of Distributions; Distributions to Record Holders.

(a)               Subject to Section 5.11(c)(i), within 45 days following the end of each Quarter, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 51 of the Marshall Islands Act, be distributed in accordance with this Article VI by the Partnership as follows (with all Percentage Interests determined as of the Record Date selected by the Board of Directors):

(i)             During the Class B Pre-Conversion Period:

(A)             First, (x) to the General Partner in accordance with its Percentage Interest and (y) to all the Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Distribution Threshold for such Quarter;

(B)              Second, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Class B Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Class B Unit then Outstanding an amount equal to the Distribution Threshold for such Quarter; and

(C)              Thereafter, to (i) the General Partner in accordance with its Percentage Interest and (ii) to all Unitholders holding Common Units and Class B Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest; and

(ii)             After the Class B Pre-Conversion Period, to (A) the General Partner in accordance with its Percentage Interest and (B) to all Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest.

Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate the Marshall Islands Act or any other applicable law. This Section 6.2(a) shall not apply to Series A Preferred Units.

(b)               Notwithstanding the first sentence of Section 6.2(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in clause (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(c)               Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 6.3            Adjustment of Distribution Threshold. The Distribution Threshold, Common Unit Arrearage and Cumulative Common Unit Arrearage shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Interests in accordance with Section 5.8.

Article VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1            Management.

(a)               Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be vested exclusively in the Board of Directors and, subject to the direction of the Board of Directors and in accordance with the provisions of Section 7.8, the Officers. No Limited Partner shall have any management power or control over the business and affairs of the Partnership. Thus, except as expressly provided in this Agreement, the business and affairs of the Partnership shall be managed by or under the direction of the Board of Directors, and the day-to-day activities of the Partnership shall be conducted on the Partnership’s behalf by the Officers. In order to enable the Board of Directors to manage the business and affairs of the Partnership, the General Partner, except as otherwise expressly provided in this Agreement, hereby irrevocably delegates to the Board of Directors all management powers over the business and affairs of the Partnership that it may now or hereafter possess under applicable law. The General Partner further agrees to take any and all action necessary and appropriate, in the sole discretion of the Board of Directors, to effect any duly authorized actions by the Board of Directors, including executing or filing any agreements, instruments or certificates, delivering all documents, providing all information and taking or refraining from taking action as may be necessary or appropriate to achieve the effective delegation of power described in this Section 7.1(a). Each of the Partners and each Person who may acquire an interest in a Partnership Interest hereby approves, consents to, ratifies and confirms such delegation. The delegation by the General Partner to the Board of Directors of management powers over the business and affairs of the Partnership pursuant to the provisions of this Agreement shall not cause the General Partner to cease to be a general partner of the Partnership nor shall it cause the Board of Directors or any member thereof to be a general partner of the Partnership or to have or be subject to the liabilities of a general partner of the Partnership.

(b)               Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Marshall Islands Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Interests hereby (i) approves, consents to, ratifies and confirms the General Partner’s delegation of management powers to the Board of Directors pursuant to paragraph (a) of this Section 7.1; (ii) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the Underwriting Agreement, the Omnibus Agreement, the Contribution Agreement, any Group Member Agreement of any other Group Member and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (iii) agrees that the General Partner (on behalf of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (ii) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Underwriting Agreement or described in or filed as exhibits to the Registration Statement, in each case, on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Interests; and (iv) agrees that the execution, delivery or performance by the Board of Directors, the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV) shall not constitute a breach by the Board of Directors or the General Partner of any duty that the Board of Directors or the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

Section 7.2            The Board of Directors; Election and Appointment; Term; Manner of Acting.

(a)               The Board of Directors shall consist of seven individuals, three of whom shall be Appointed Directors and four of whom shall be Elected Directors. The Elected Directors shall be divided into four classes: Class I, comprising one Elected Director, Class II, comprising one Elected Director, Class III, comprising one Elected Director and Class IV, comprising one Elected Director. Any vacancy among the Appointed Directors shall be filled as if an Appointed Director had resigned, in accordance with Section 7.6. The successors of the members of the Board of Directors shall be appointed or elected, as the case may be, as follows:

(i)              Subject to Section 5.11(c)(iv)(D), each Appointed Director shall be appointed by the General Partner and shall hold office until his successor is duly appointed by the General Partner and qualified or until his earlier death, resignation or removal; and

(ii)            The Class IV Elected Director shall next be elected at the 2021 Annual Meeting for a four-year term expiring on the date of the fourth succeeding Annual Meeting, the Class I Elected Director shall be elected at the 2022 Annual Meeting for a four-year term expiring on the fourth succeeding Annual Meeting, the Class II Elected Director shall be elected at the 2023 Annual Meeting for a four-year term expiring on the fourth succeeding Annual Meeting and the Class III Director shall be elected at the 2024 Annual Meeting for a four-year term expiring on the fourth succeeding Annual Meeting, in each case by a plurality of the votes of the Outstanding Common Units and Outstanding Class B Units present in person or represented by proxy at the Annual Meeting with each Outstanding Common Unit or Outstanding Class B Unit having one vote.

(b)               Each member of the Board of Directors appointed or elected, as the case may be, at an Annual Meeting shall hold office until the fourth succeeding Annual Meeting and until his successor is duly elected or appointed, as the case may be, and qualified, or until his earlier death, resignation or removal.

(c)               Each member of the Board of Directors shall have one vote. The vote of the majority of the members of the Board of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A majority of the number of members of the Board of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a quorum is present at a meeting, a majority of the members of the Board of Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.3            Nominations of Elected Directors. The Board of Directors shall be entitled to nominate individuals to stand for election as Elected Directors at an Annual Meeting. In addition, any Limited Partner or Group of Limited Partners that beneficially owns 10% or more of the Outstanding Common Units and Outstanding Class B Units on an aggregate basis shall be entitled to nominate one or more individuals to stand for election as Elected Directors at an Annual Meeting by providing written notice thereof to the Board of Directors not more than 120 days and not less than 90 days prior to the date of such Annual Meeting; provided, however, that in the event that the date of the Annual Meeting was not publicly announced by the Partnership by mail, press release or otherwise more than 100 days prior to the date of such meeting, such notice, to be timely, must be delivered to the Board of Directors not later than the close of business on the 10th day following the date on which the date of the Annual Meeting was announced. Such notice shall set forth (a) the name and address of the Limited Partner or Limited Partners making the nomination or nominations, (b) the number of Common Units and Class B Units beneficially owned by such Limited Partner or Limited Partners, (c) such information regarding the nominee(s) proposed by the Limited Partner or Limited Partners as would be required to be included in a proxy statement relating to the solicitation of proxies for the election of directors filed pursuant to the proxy rules of the Commission had the nominee(s) been nominated or intended to be nominated to the Board of Directors, (d) the written consent of each nominee to serve as a member of the Board of Directors if so elected and (e) a certification that such nominee(s) qualify as Elected Directors.

Section 7.4            Removal of Members of Board of Directors. Members of the Board of Directors may only be removed as follows:

(a)               Except as provided in Section 5.11(c)(iv)(D), an Appointed Director may be removed at any time, (i) without Cause, only by the General Partner and, (ii) with Cause, by (x) the General Partner, (y) by the affirmative vote of the holders of a majority of the Outstanding Units at a properly called meeting of the Limited Partners or (z) by the affirmative vote of a majority of the other members of the Board of Directors.

(b)               Any Elected Director may be removed at any time, with Cause, only by the affirmative vote of a majority of the other members of the Board of Directors or at a properly called meeting of the Limited Partners only by the affirmative vote of the holders of a majority of the Outstanding Common Units and Outstanding Class B Units.

Section 7.5            Resignations of Members of the Board of Directors. Any member of the Board of Directors may resign at any time by giving written notice to the Board of Directors. Such resignation shall take effect at the time specified therein.

Section 7.6            Vacancies on the Board of Directors. Vacancies on the Board of Directors may be filled only as follows:

(a)               Except as provided in Section 5.11(c)(iv)(D), if any Appointed Director is removed, resigns or is otherwise unable to serve as a member of the Board of Directors, the General Partner shall, in its individual capacity, appoint an individual to fill the vacancy.

(b)               If any Elected Director is removed, resigns or is unable to serve as a member of the Board of Directors, the vacancy shall be filled by a majority of the Elected Directors then serving.

(c)               A director appointed or elected pursuant to this Section 7.6 to fill a vacancy shall be appointed or elected, as the case may be, for no more than the unexpired term of his predecessor in office.

Section 7.7            Meetings; Committees; Chairman.

(a)               Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors and shall be called by the Secretary upon the written request of two members of the Board of Directors, on at least 48 hours prior written notice to the other members. Any such notice, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by law. Attendance of a member of the Board of Directors at a meeting (including pursuant to the penultimate sentence of this Section 7.7(a)) shall constitute a waiver of notice of such meeting, except where such member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Directors. Members of the Board of Directors may participate in and hold meetings by means of conference telephone, videoconference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at the meeting. The Board of Directors may establish any additional rules governing the conduct of its meetings that are not inconsistent with the provisions of this Agreement.

(b)               The Board of Directors shall appoint the members of the Audit Committee and the Conflicts Committee. The Audit Committee and the Conflicts Committee shall, in each case, perform the functions delegated to it pursuant to the terms of this Agreement and such other matters as may be delegated to it from time to time by resolution of the Board of Directors. The Board of Directors, by a majority of the whole Board of Directors, may appoint one or more additional committees of the Board of Directors to consist of one or more members of the Board of Directors, which committee(s) shall have and may exercise such of the powers and authority of the Board of Directors (including in respect of Section 7.1) with respect to the management of the business and affairs of the Partnership as may be provided in a resolution of the Board of Directors. Any committee designated pursuant to this Section 7.7(b) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the taking of any action. Any action required or permitted to be taken at a meeting of a committee of the Board of Directors may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the committee of the Board of Directors. Subject to the first sentence of this Section 7.7(b), the Board of Directors may designate one or more members of the Board of Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. Subject to the first sentence of this Section 7.7(b), in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

(c)               The Appointed Directors may designate one of the members of the Board of Directors as Chairman of the Board of Directors. The Chairman of the Board of Directors, if any, and if present and acting, shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board of Directors, another member of the Board of Directors chosen by the Appointed Directors shall preside. If, at any time, the Board of Directors consists solely of Elected Directors, the Board of Directors may designate one of its members as Chairman of the Board of Directors and shall, in the absence of the Chairman of the Board of Directors at a meeting of the Board of Directors, designate another member of the Board of Directors to preside at the meeting.

Section 7.8            Officers.

(a)               The Board of Directors, as set forth below, shall appoint or designate agents of the Partnership, referred to as “Officers” of the Partnership as described in this Section 7.8. Such Officers may be employed by any Group Member directly or may be employed by one or more third parties, including KNOT and its Affiliates, and designated by the Board of Directors to perform officer functions for the benefit of the Partnership.

(b)               The Board of Directors shall appoint or designate such Officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Partnership, who shall hold such titles, exercise such powers and authority and perform such duties as shall be determined from time to time by resolution of the Board of Directors. The Officers may include a Chairman of the Board of Directors, an Executive Vice Chairman or Vice Chairman of the Board of Directors, a Chief Executive Officer, a President, a Chief Financial Officer, any and all Vice Presidents, a Secretary, any and all Assistant Secretaries, a Treasurer, any and all Assistant Treasurers and any other Officers appointed or designated by the Board of Directors pursuant to this Section 7.8. Any person may hold two or more offices.

(c)               The Officers, including any Officer employed by a third party and designated by the Board of Directors to perform officer services for the benefit of the Partnership, shall be appointed by the Board of Directors at such time and for such terms as the Board of Directors shall determine. Any Officer may be removed, with or without Cause, only by the Board of Directors. Vacancies in any office may be filled only by the Board of Directors.

(d)               The Board of Directors may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

(e)               Unless otherwise provided by resolution of the Board of Directors, no Officer shall have the power or authority to delegate to any Person such Officer’s rights and powers as an Officer to manage the business and affairs of the Partnership.

Section 7.9            Compensation of Directors. The members of the Board of Directors who are not employees of the Partnership, the General Partner or its Affiliates shall receive such compensation for their services as members of the Board of Directors or members of a committee of the Board of Directors shall determine. In addition, the members of the Board of Directors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

Section 7.10        Certificate of Limited Partnership. The General Partner caused the Certificate of Limited Partnership to be filed with the Registrar of Corporations of The Marshall Islands as required by the Marshall Islands Act. The General Partner shall use all commercially reasonable efforts to cause to be filed such other certificates or documents that the Board of Directors determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership or other entity in which the limited partners have limited liability) in The Marshall Islands or any other jurisdiction in which the Partnership may elect to do business or own property. To the extent the Board of Directors determines such action to be necessary or appropriate, the General Partner shall file or cause to be filed amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of The Marshall Islands or of any other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

Section 7.11        Restrictions on the Authority of the Board of Directors and the General Partner.

(a)               Except as otherwise provided in this Agreement, neither the Board of Directors nor the General Partner may, without written approval of the specific act by holders of all of the Outstanding Limited Partner Interests or by other written instrument executed and delivered by holders of all of the Outstanding Limited Partner Interests subsequent to the date of this Agreement, take any action in contravention of this Agreement.

(b)               Except as provided in Articles XII and XIV, the Board of Directors may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation, other combination or sale of ownership interests in the Partnership’s Subsidiaries) without the approval of holders of a Unit Majority and the General Partner; provided, however, that this provision shall not preclude or limit the ability of the Board of Directors to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. The transfer of the General Partner Interest to and the election of a successor general partner of the Partnership shall be made in accordance with Sections 4.6, 11.1 and 11.2.

Section 7.12        Reimbursement of the General Partner.

(a)               Except as provided in this Section 7.12 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

(b)               The General Partner shall be reimbursed on a monthly basis, or such other basis as the Board of Directors may determine, for any direct and indirect expenses it incurs that are allocable to the Partnership Group or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership Group or for the General Partner in the discharge of its duties to the Partnership Group, which amounts shall also include reimbursement for any Common Units purchased to satisfy obligations of the Partnership under any of its equity compensation plans). The Board of Directors shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.12 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.15.

(c)               Subject to the applicable rules and regulations of the National Securities Exchange on which the Common Units are listed, the Board of Directors, without the approval of the Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Interests or options to purchase or rights, warrants or appreciation rights or phantom or tracking interests relating to Partnership Interests), or cause the Partnership to issue Partnership Interests in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the Partnership, the General Partner or any of its Affiliates, in each case for the benefit of employees and directors of the Partnership, the General Partner, any Group Member or any Affiliate thereof, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Interests that the General Partner or such Affiliates are obligated to provide to any employees and directors pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Interests purchased by the General Partner or such Affiliates from the Partnership or otherwise to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.12(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.12(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Sections 11.1 or 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.6.

Section 7.13        Outside Activities.

(a)               The General Partner, for so long as it is the general partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership), (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member and (iii) except to the extent permitted in the Omnibus Agreement, shall not acquire or own any Five-Year Vessels (as such term is defined in the Omnibus Agreement).

(b)               KNOT, the Partnership, the General Partner and the Operating Company have entered into the Omnibus Agreement, which agreement sets forth certain restrictions on the ability of KNOT and certain of its Affiliates to acquire or own any Five-Year Vessels (as such term is defined in the Omnibus Agreement).

(c)               Except as specifically restricted by Section 7.13(a) or the Omnibus Agreement, each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty expressed or implied by law to any Group Member or any Partner. Notwithstanding anything to the contrary in this Agreement, (i) the possessing of competitive interests and engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.13 is hereby approved by the Partnership and all Partners and (ii) it shall be deemed not to be a breach of any duty (including any fiduciary duty) or any other obligation of any type whatsoever of the General Partner or of any Indemnitee for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership.

(d)               Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to an Indemnitee (including the General Partner) and, subject to the terms of Sections 7.13(a), 7.13(b), 7.13(c) and the Omnibus Agreement, no Indemnitee (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership shall have any duty to communicate or offer such opportunity to the Partnership, and, subject to the terms of Sections 7.13(a), 7.13(b), 7.13(c) and the Omnibus Agreement, such Indemnitee (including the General Partner) shall not be liable to the Partnership, to any Limited Partner or any other Person for breach of any fiduciary or other duty by reason of the fact that such Indemnitee (including the General Partner) pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership; provided, that such Indemnitee (including the General Partner) does not engage in such business or activity as a result of using confidential or proprietary information provided by or on behalf of the Partnership to such Indemnitee (including the General Partner).

(e)               The General Partner and each of its Affiliates may own and acquire Units or other Partnership Interests in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units or other Partnership Interests acquired by them. The term “Affiliates” as used in this Section 7.13(e) with respect to the General Partner shall not include any Group Member.

Section 7.14        Loans from the General Partner; Loans or Contributions from the Partnership or Group Members.

(a)               The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner and the Board of Directors may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arms’ length basis (without reference to the lending party’s financial abilities or guarantees), all as determined by the General Partner and the Board of Directors. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.14(a) and Section 7.14(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member.

(b)               The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the Board of Directors. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

(c)               No borrowing by any Group Member or the approval thereof by the General Partner or the Board of Directors shall be deemed to constitute a breach of any duty, expressed or implied, of the General Partner or its Affiliates or the Board of Directors to the Partnership or the Limited Partners if the purpose or effect of such borrowing is directly or indirectly to enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed the General Partner’s Percentage Interest of the total amount distributed to all partners.

Section 7.15        Indemnification.

(a)               To the fullest extent permitted by the Marshall Islands Act but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, however, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.15, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; and, provided, further, that no indemnification pursuant to this Section 7.15 shall be available to the General Partner or its Affiliates (other than a Group Member) with respect to its or their obligations incurred pursuant to the Underwriting Agreement, the Omnibus Agreement or the Contribution Agreement (other than obligations incurred by the General Partner on behalf of the Partnership). Any indemnification pursuant to this Section 7.15 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b)               To the fullest extent permitted by the Marshall Islands Act, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.15(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.15.

(c)               The indemnification provided by this Section 7.15 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)               The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the Board of Directors and the General Partner, its Affiliates and such other Persons as the Board of Directors shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement or law.

(e)               For purposes of this Section 7.15, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.15(a); and action taken or omitted by the Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f)                In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)               An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.15 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)               The provisions of this Section 7.15 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)                 No amendment, modification or repeal of this Section 7.15 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.15 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.16        Liability of Indemnitees.

(a)               Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners or any other Persons who have acquired Partnership Interests or are otherwise bound by this Agreement, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b)               Subject to their obligations and duties as members of the Board of Directors or as the General Partner, respectively, set forth in Section 7.1(a), members of the Board of Directors and the General Partner may exercise any of the powers granted to them and perform any of the duties imposed upon them hereunder either directly or by or through its agents, and the members of the Board of Directors and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Board of Directors or the General Partner in good faith.

(c)               To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

(d)               Any amendment, modification or repeal of this Section 7.16 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.16 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.17        Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a)               Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, or any member of the Board of Directors, on the one hand, and the Partnership, any Group Member or any Partner, on the other, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates), (iii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner and the Board of Directors may but shall not be required in connection with the resolution of such conflict of interest to seek Special Approval of such resolution, and the General Partner or the Board of Directors, as the case may be, may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is sought, then, notwithstanding any other provision of this Agreement or law that would otherwise apply, (x) the Conflicts Committee will be authorized in connection with its determination of whether to provide Special Approval to consider any and all factors as it determines to be relevant or appropriate under the circumstances and (y) it will be presumed that, in making its decision, the Conflicts Committee acted in good faith, and if Special Approval is not sought and the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision the Board of Directors, acted in good faith, and, in either case, in any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners and shall not constitute a breach of this Agreement or of any duty hereunder or existing at law, in equity or otherwise.

(b)               Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the General Partner, or such Affiliates causing it to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation or at equity. In order for a determination or other action to be in “good faith” for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must reasonably believe that the determination or other action is in the best interests of the Partnership, unless the context otherwise requires.

(c)               Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled to make such determination or to take or decline to take such other action free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership or any Limited Partner, any Record Holder or any other Person bound by this Agreement, and, to the fullest extent permitted by law, the General Partner, or such Affiliates causing it to do so, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation or at equity. By way of illustration and not of limitation, whenever the phrase, “at the option of the General Partner,” or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity. For the avoidance of doubt, whenever the General Partner votes or transfers its Units or General Partner Interest, if any, to the extent permitted under this Agreement, or refrains from voting or transferring its Units or General Partner Units, as appropriate, it shall be acting in its individual capacity. The General Partner’s organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if the General Partner is a limited liability company, stockholders, if the General Partner is a corporation, or the members or stockholders of the General Partner’s general partner, if the General Partner is a limited partnership.

(d)               Whenever the Board of Directors makes a determination or takes or declines to take any other action, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the Board of Directors, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation or at equity. In order for a determination or other action to be in “good faith” for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must reasonably believe that the determination or other action is in the best interests of the Partnership, unless the context otherwise requires.

(e)               Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) approve the sale or other disposition of any asset of the Partnership Group (if such approval is required pursuant to Section 7.11(b)) or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall, in each case, be at their option.

(f)                Except as expressly set forth in this Agreement, neither the General Partner nor the Board of Directors or any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the Board of Directors or the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the Board of Directors or the General Partner or such other Indemnitee. Notwithstanding anything to the contrary, but subject to Section 7.17(c) and without reference to the definition of “good faith” in Section 7.17(b), to the fullest extent permitted by the Marshall Islands Act, neither the General Partner, the Board of Directors nor any other Indemnitee shall owe any fiduciary duties to Series A Preferred Unitholders other than a contractual duty of good faith and fair dealing.

(g)               The Unitholders hereby authorize the Board of Directors, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the Board of Directors pursuant to this Section 7.17.

Section 7.18        Other Matters Concerning the General Partner and the Board of Directors.

(a)               The General Partner and the Board of Directors may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)               The General Partner and the Board of Directors may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by either of them, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner or the Board of Directors reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c)               The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

Section 7.19        Purchase or Sale of Partnership Interests. The Board of Directors may cause the Partnership to purchase or otherwise acquire Partnership Interests. As long as Partnership Interests are held by any Group Member, such Partnership Interests shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may purchase or otherwise acquire and sell or otherwise dispose of Partnership Interests for its own account, subject to the provisions of Articles IV and X.

Section 7.20        Registration Rights of the General Partner and its Affiliates.

(a)               If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.20, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Interests that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Interests (the “Holder”) to dispose of the number of Partnership Interests it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use its commercially reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Interests covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Interests specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations in total pursuant to this Section 7.20(a), no more than one of which shall be required to be made at any time that the Partnership is not eligible to use Form F-3 (or a comparable form) for the registration under the Securities Act of its securities; and, provided, further, that if the Conflicts Committee determines in good faith that the requested registration would be materially detrimental to the Partnership and its Partners because such registration would (x) materially interfere with a significant acquisition, merger, disposition, corporate reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to postpone such requested registration for a period of not more than six months after receipt of the Holder’s request, such right pursuant to this Section 7.20(a) not to be utilized more than once in any 12-month period. The Partnership shall use its commercially reasonable efforts to resolve any deferral with respect to any such registration and/or filing. Except as provided in the first sentence of this Section 7.20(a), the Partnership shall be deemed not to have used all its commercially reasonable efforts to keep the registration statement effective during the applicable period if it voluntarily takes any action that would result in Holders of Partnership Interests covered thereby not being able to offer and sell such Partnership Interests at any time during such period, unless such action is required by applicable law or regulations. In connection with any registration pursuant to this Section 7.20(a), the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request (provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration), and (B) such documents as may be necessary to apply for listing or to list the Partnership Interests subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Interests in such states. Except as set forth in Section 7.20(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(b)               If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity interests of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use its commercially reasonable efforts to include such number or amount of Partnership Interests held by any Holder in such registration statement as the Holder shall request; provided, however, that the Partnership is not required to make any effort or take any action to so include the Partnership Interests of the Holder once the registration statement becomes or is declared effective by the Commission, including any registration statement providing for the offering from time to time of Partnership Interests pursuant to Rule 415 of the Securities Act. If the proposed offering pursuant to this Section 7.20(b) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder’s Partnership Interests would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of Partnership Interests held by the Holder that, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.20(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(c)               If underwriters are engaged in connection with any registration referred to in this Section 7.20, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership’s obligation under Section 7.15, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including interest, penalties and reasonable attorneys’ fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 7.20(c) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Interests were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus or issuer free writing prospectus as defined in Rule 433 of the Securities Act (if used prior to the effective date of such registration statement), or in any summary, free writing or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary, free writing or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(d)               The provisions of Sections 7.20(a) and 7.20(b) shall continue to be applicable with respect to the General Partner (and any of the General Partner’s Affiliates) after it ceases to be a general partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Interests with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Interests for which registration was demanded during such two-year period. The provisions of Section 7.20(c) shall continue in effect thereafter.

(e)               The rights to cause the Partnership to register Partnership Interests pursuant to this Section 7.20 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Partnership Interests, provided (i) the Partnership is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Partnership Interests with respect to which such registration rights are being assigned, and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Section 7.20.

(f)                Any request to register Partnership Interests pursuant to this Section 7.20 shall (i) specify the Partnership Interests intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such Partnership Interests for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Interests, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Interests.

Section 7.21        Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the Board of Directors, the General Partner and any Officer authorized by the Board of Directors to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the Board of Directors, the General Partner or any such Officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Directors, the General Partner or any such Officer in connection with any such dealing. In no event shall any Person dealing with the Board of Directors, the General Partner or any such Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Directors, the General Partner or any such Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the Board of Directors, the General Partner, the Officers or representatives of the General Partner authorized by the General Partner or the Board of Directors shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

Article VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1            Records and Accounting. The Partnership shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders of Units or other Partnership Interests, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, however, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP. The Partnership shall not be required to keep books on a cash basis and the Board of Directors shall be permitted to calculate cash-based measures, by making such adjustments to its accrual basis books to account for non-cash items and other adjustments as the Board of Directors determines to be necessary or appropriate.

Section 8.2            Fiscal Year. The fiscal year of the Partnership shall be a fiscal year ending December 31.

Section 8.3            Reports.

(a)               As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the Partnership shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership’s or the Commission’s website), to each Record Holder of a Unit as of a date selected by the Board of Directors, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the Board of Directors.

(b)               As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Partnership shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership’s or the Commission’s website), to each Record Holder of a Unit, as of a date selected by the Board of Directors, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed or admitted to trading, or as the Board of Directors determines to be necessary or appropriate.

Article IX

TAX MATTERS

Section 9.1            Tax Elections and Information.

(a)               The Partnership is authorized and has elected to be treated as an association taxable as a corporation for U.S. federal income tax purposes. Except as otherwise provided herein, the Board of Directors shall determine whether the Partnership should make any other elections permitted by any applicable tax law.

(b)               The tax information reasonably required by Record Holders for U.S. federal income tax reporting purposes with respect to a calendar taxable year shall be furnished to them within 90 days of the close of each calendar year.

(c)               Each Partner shall provide the Partnership with all information reasonably requested by the Partnership to enable the Partnership to claim the exemption from U.S. federal income tax under Section 883 of the Code.

Section 9.2            Tax Withholding. Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required or advisable to cause the Partnership and other Group Members to comply with any withholding requirements with respect to any tax established under any U.S. federal, state or local or any non-U.S. law. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount with respect to a distribution or payment to or for the benefit of any Partner, the Board of Directors may treat the amount withheld as a distribution of cash to such Partner in the amount of such withholding from such Partner.

Section 9.3            Conduct of Operations. The Board of Directors shall use commercially reasonable efforts to conduct the business of the Partnership and its Affiliates in a manner that does not require a holder of Common Units, Class B Units or Series A Preferred Units to file a tax return in any jurisdiction with which the holder has no contact other than through ownership of Common Units, Class B Units or Series A Preferred Units.

Article X

ADMISSION OF PARTNERS

Section 10.1        [Reserved].

Section 10.2        Admission of Additional Limited Partners.

(a)               By acceptance of the transfer of any Limited Partner Interests in accordance with Article IV or the acceptance of any Limited Partner Interests issued pursuant to Article V or pursuant to a merger, consolidation or conversion pursuant to Article XIV, each transferee of, or other such Person acquiring, a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when any such transfer, issuance or admission is reflected in the books and records of the Partnership and such Limited Partner becomes the Record Holder of the Limited Partner Interests so transferred, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement and (iv) makes the consents, acknowledgements and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Limited Partner or Record Holder of a Limited Partner Interest without the consent or approval of any of the Partners. A Person may not become a Limited Partner until such Person acquires a Limited Partner Interest and until such Person is reflected in the books and records of the Partnership as the Record Holder of such Limited Partner Interest.

(b)               The name and mailing address of each Limited Partner shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer Agent. The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Limited Partner Interest may be represented by a Certificate, as provided in Section 4.1.

(c)               Any transfer of a Limited Partner Interest shall not entitle the transferee to receive distributions or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.2(a).

Section 10.3        Admission of Successor General Partner. A successor General Partner approved pursuant to Sections 11.1 or 11.2 or the transferee of or successor to all or part of the General Partner Interest (represented by General Partner Units) pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Sections 11.1 or 11.2 or the transfer of the General Partner Interest (represented by General Partner Units) pursuant to Section 4.6; provided, however, that no such Person shall be admitted to the Partnership as a successor or additional General Partner until compliance with the terms of Section 4.6 has occurred and such Person has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor or additional General Partner is hereby authorized to and shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 10.4        Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the Board of Directors shall take all steps necessary or appropriate under the Marshall Islands Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the Board of Directors shall prepare and file an amendment to the Certificate of Limited Partnership.

Article XI

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1        Withdrawal of the General Partner.

(a)               The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(i)                 The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii)              The General Partner transfers all of its rights as General Partner pursuant to Section 4.6;

(iii)            The General Partner is removed pursuant to Section 11.2;

(iv)             The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary petition in bankruptcy; (C) files a voluntary petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A), (B) or (C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor in possession), receiver or liquidating trustee of the General Partner or of all or any substantial part of its properties;

(v)               The General Partner is adjudged bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding;

(vi)             (A) in the event the General Partner is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Sections 11.1(a)(iv), 11.1(a)(v) or 11.1(a)(vi)(A), 11.1(a)(vi)(B), 11.1(a)(vi)(C) or 11.1(a)(vi)(E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b)               Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances:

(i)                 at any time prior to 12:00 midnight, prevailing Eastern Time, on March 31, 2023, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice; provided, however, that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding at least a majority of the Outstanding Common Units and Outstanding Class B Units (excluding Common Units and Class B Units held by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or any Group Member;

(ii)              at any time after 12:00 midnight, prevailing Eastern Time, on March 31, 2023, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice (provided, that, prior to the effective date of such withdrawal, the General Partner delivers to the Partnership a Withdrawal Opinion of Counsel);

(iii)            at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or

(iv)             notwithstanding clause (i) of this Section 11.1(b), at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Unitholders as provided herein or, if applicable, the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

Section 11.2        Removal of the General Partner. The General Partner may be removed if such removal is approved by the Unitholders holding at least 66⅔% of the Outstanding Units (including Units held by the General Partner and its Affiliates), voting as a single class. Any such action by such holders or the Board of Directors for removal of the General Partner must also provide for the election of a successor General Partner by the majority vote of the outstanding Common Units and Class B Units, voting together as a single class. Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.

Section 11.3        Interest of Departing General Partner and Successor General Partner.

(a)               In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Sections 11.1 or 11.2, the Departing General Partner shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner, to require its successor to purchase its General Partner Interest (represented by General Partner Units) its general partner interest (or equivalent interest), if any, in the other Group Members (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Sections 11.1 or 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest in exchange for an amount in cash equal to such fair market value of such Combined Interest of the Departing General Partner. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.12, including any employee related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (other than any Group Member) for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of the Departing General Partner’s Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing General Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner and other factors it may deem relevant.

(b)               If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Common Units will be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

(c)               If a successor General Partner is elected in accordance with the terms of Sections 11.1 or 11.2 (or if the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner) and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to the product of (i) the quotient obtained by dividing (A) the Percentage Interest of the General Partner Interest of the Departing General Partner by (B) a percentage equal to 100% less the Percentage Interest of the General Partner Interest of the Departing General Partner and (ii) the Net Agreed Value of the Partnership’s assets on such date. In such event, such successor General Partner shall, subject to the following sentence, be entitled to its Percentage Interest of all Partnership distributions to which the Departing General Partner was entitled. In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all Partnership distributions shall be its Percentage Interest.

Section 11.4        [Reserved].

Section 11.5        Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

Article XII

DISSOLUTION AND LIQUIDATION

Section 12.1        Dissolution. The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor or additional General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Sections 11.1 or 11.2, the Partnership shall not be dissolved and the Board of Directors shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

(a)               an election to dissolve the Partnership by the General Partner and our Board of Directors that is approved by the holders of a Unit Majority;

(b)               at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Marshall Islands Act;

(c)               the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Marshall Islands Act; or

(d)               an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Sections 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3.

Section 12.2        Continuation of the Business of the Partnership After Dissolution. Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Sections 11.1(a)(i) or 11.1(a)(iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Sections 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Sections 11.1(a)(iv), 11.1(a)(v) or 11.1(a)(vi), then, to the maximum extent permitted by the Marshall Islands Act, within 180 days thereafter, the holders of a Unit Majority may elect in writing to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing, effective as of the date of the Event of Withdrawal, as a successor General Partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall dissolve and conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i)                 the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii)              if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii)            the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement; provided, however, that the right of the holders of a Unit Majority to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that the exercise of the right would not result in the loss of limited liability of any Limited Partner.

Section 12.3        Liquidating Trustee. Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 12.2, the Board of Directors shall select one or more Persons to act as Liquidating Trustee. The Liquidating Trustee (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units and Outstanding Class B Units, voting together as a single class. The Liquidating Trustee (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units and Outstanding Class B Units, voting together as a single class. Upon dissolution, removal or resignation of the Liquidating Trustee, a successor and substitute Liquidating Trustee (who shall have and succeed to all rights, powers and duties of the original Liquidating Trustee) shall within 30 days thereafter be approved by the holders of at least a majority of the Outstanding Common Units and Outstanding Class B Units, voting together as a single class. The right to approve a successor or substitute Liquidating Trustee in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidating Trustee approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidating Trustee approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors and the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.11(b)) necessary or appropriate to carry out the duties and functions of the Liquidating Trustee hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4        Liquidation. The Liquidating Trustee shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidating Trustee, subject to the Marshall Islands Act and the following:

(a)               The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidating Trustee and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value, and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidating Trustee may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidating Trustee may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b)               The Liquidating Trustee shall first satisfy the liabilities of the Partnership. Liabilities of the Partnership include amounts owed to the Liquidating Trustee as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI and, as applicable, Article V. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidating Trustee shall either settle such claim for such amount as it deems appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c)               All property and all cash in excess of that required to discharge liabilities as provided in this Section 12.4 shall be distributed, subject to Section 5.11(c)(iii) in respect of the Series A Preferred Units, as follows:

(i)                 First, to all the Unitholders holding Common Units, Pro Rata, an amount equal to the Cumulative Common Unit Arrearage of such Common Units, if any; and

(ii)              Thereafter, (x) to the General Partner in accordance with its Percentage Interest and (y) to all the Unitholders holding Common Units and Class B Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest.

Distributions with respect to Series A Preferred Units described in Section 5.11(c)(iii) in connection with a liquidation or dissolution of the Partnership shall be made pursuant to Section 5.11(c)(iii), rather than pursuant to this Section 12.4.

Section 12.5        Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the Marshall Islands shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6        Return of Contributions. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 12.7        Waiver of Partition. To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

Article XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1        Amendments to be Adopted Without Approval of the Limited Partners or the General Partner. The General Partner and each Limited Partner agree that the Board of Directors, without the approval of any Limited Partner or, subject to Section 5.5, the General Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)               a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b)               admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c)               a change that the Board of Directors determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the Marshall Islands Act;

(d)               subject to Section 5.11(c)(iv), to the extent applicable, a change that the Board of Directors determines (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes or series of Partnership Interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any Marshall Islands authority (including the Marshall Islands Act) or (B) facilitate the trading of the Units or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed, or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 5.8 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e)               a change in the fiscal year or taxable year of the Partnership and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including, if the Board of Directors shall so determine, a change in the definition of “Quarter” and the dates on which distributions (other than Series A Distributions) are to be made by the Partnership;

(f)                an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, the members of the Board of Directors, or the General Partner or its or their directors, officers, trustees or agents from in any manner being subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such regulations are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)               subject to Section 5.11(c)(v), amendment that the Board of Directors, and if required by Section 5.5, the General Partner, determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of Partnership Interests pursuant to Section 5.4;

(h)               an amendment that the Board of Directors determines to be necessary or appropriate for the authorization of additional Partnership Interests or rights to acquire Partnership Interests, including any amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone;

(i)                 an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j)                 an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other Person, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

(k)               a conversion, merger or conveyance pursuant to Section 14.3(d); or

(l)                 any other amendments substantially similar to the foregoing.

Section 13.2        Amendment Procedures. Except as provided in Sections 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by, or with the written consent of, the Board of Directors; provided, however, that the Board of Directors shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner, any Record Holder or any other Person and, in declining to propose an amendment, to the fullest extent permitted by applicable law shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation. Subject to Section 5.11(c)(iv), to the extent applicable, a proposed amendment shall be effective upon its approval by the Board of Directors and, if applicable, the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by the Marshall Islands Act. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Board of Directors shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The Board of Directors shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 13.3        Amendment Requirements.

(a)               Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner and its Affiliates) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of (i) in the case of any provision of this Agreement other than Sections 11.2 or 13.4, reducing such percentage or (ii) in the case of Sections 11.2 or 13.4, increasing such percentage, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

(b)               Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such enlargement shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c) or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at the General Partner’s option.

(c)               Except as provided in Section 14.3 and subject to Section 5.11(c)(iv) with respect to the Series A Preferred Units and without limitation of the Board of Directors’ authority to adopt amendments to this Agreement without the approval of any Partners as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class or series of Partnership Interests in relation to other classes or series of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected. If the General Partner determines an amendment does not satisfy the requirements of Section 13.1(d)(i) because it adversely affects one or more classes or series of Partnership Interests, as compared to other classes or series of Partnership Interests, in any material respect, such amendment shall only be required to be approved by the adversely affected class, classes or series.

(d)               Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class, classes or series unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.

(e)               Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

Section 13.4        Special Meetings. All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner, the Board of Directors or by Limited Partners owning 20% or more of the Outstanding Units of the class, classes or series for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the Board of Directors one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called, it being understood that the purposes of such special meeting may only be to vote on matters that require the vote of the Unitholders pursuant to this Agreement. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Board of Directors shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the Board of Directors on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Marshall Islands Act or the law of any other jurisdiction in which the Partnership is qualified to do business.

Section 13.5        Notice of a Meeting. Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class, classes or series of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1 at least 10 days in advance of such meeting. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6        Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11, the Board of Directors may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the Board of Directors to give such approvals. If the Board of Directors does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the day next preceding the day on which notice is given, and (b) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the Board of Directors in accordance with Section 13.11.

Section 13.7        Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8        Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9        Quorum and Voting. The holders of 33⅓% of the Outstanding Units of the class, classes or series for which a meeting has been called (including Outstanding Units deemed owned by the General Partner and its Affiliates) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class, classes or series unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage, provided, however, that the Series A Preferred Units shall not be considered for purposes of determining whether a quorum is present for purposes of electing directors. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement (including Outstanding Units deemed owned by the General Partner and its Affiliates). In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Units entitled to vote at such meeting (including Outstanding Units deemed owned by the General Partner and its Affiliates) and represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

Section 13.10    Conduct of a Meeting. The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Chairman of the Board of Directors shall serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the Board of Directors. The Board of Directors may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 13.11    Action Without a Meeting. If authorized by the Board of Directors, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning or deemed owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the General Partner and its Affiliates) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved the action in writing. The Board of Directors may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the Board of Directors. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the Board of Directors, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the Board of Directors, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the Board of Directors to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the applicable statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

Section 13.12    Right to Vote and Related Matters.

(a)               Only those Record Holders of the Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

(b)               With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

Article XIV

MERGER, CONSOLIDATION OR CONVERSION

Section 14.1        Authority. The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XIV.

Section 14.2        Procedure for Merger, Consolidation or Conversion.

(a)               Merger, consolidation or conversion of the Partnership pursuant to this Article XIV requires the approval of the Board of Directors and the prior consent of the General Partner; provided, however, that, to the fullest extent permitted by law, neither the Board of Directors nor the General Partner shall have a duty or obligation to consent to any merger, consolidation or conversion of the Partnership and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to consent to a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation or at equity.

(b)               If the Board of Directors and the General Partner shall determine to consent to the merger, consolidation or conversion, the Board of Directors and the General Partner shall approve the Merger Agreement, which shall set forth:

(i)                 the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii)              the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii)            the terms and conditions of the proposed merger or consolidation;

(iv)             the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity) which the holders of such interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(v)               a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi)             the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

(vii)          such other provisions with respect to the proposed merger or consolidation that the Board of Directors and the General Partner determine to be necessary or appropriate.

(c)               If the Board of Directors and the General Partner shall determine to consent to the conversion the Board of Directors and the General Partner shall approve the Plan of Conversion, which shall set forth:

(i)                 the name of the converting entity and the converted entity;

(ii)                a statement that the Partnership is continuing its existence in the organizational form of the converted entity;

(iii)              a statement as to the type of entity that the converted entity is to be and the state or country under the laws of which the converted entity is to be incorporated, formed or organized;

(iv)              the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the converted entity or another entity, or for the cancellation of such equity securities;

(v)                in an attachment or exhibit, the certificate of limited partnership of the Partnership;

(vi)              in an attachment or exhibit, the certificate of limited partnership, certificate of formation, articles of incorporation, or other organizational documents of the converted entity;

(vii)              the effective time of the conversion, which may be the date of the filing of the articles of conversion or a later date specified in or determinable in accordance with the Plan of Conversion (provided, that if the effective time of the conversion is to be later than the date of the filing of such articles of conversion, the effective time shall be fixed at a date or time certain and stated in such articles of conversion); and

(viii)            such other provisions with respect to the proposed conversion the Board of Directors and the General Partner determines to be necessary or appropriate.

Section 14.3         Approval by Limited Partners of Merger, Consolidation or Conversion.

(a)               Except as provided in Sections 14.3(d) and 14.3(e), the Board of Directors, upon its and the General Partner’s approval of the Merger Agreement or the Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion and the merger, consolidation or conversion contemplated thereby, as applicable, be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent.

(b)               Except as provided in Sections 14.3(d) and 14.3(e), the Merger Agreement or Plan of Conversion, as the case may be, shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority.

(c)               Except as provided in Sections 14.3(d) and 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or certificate of conversion pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or Plan of Conversion, as the case may be.

(d)               Notwithstanding anything else contained in this Article XIV or in this Agreement, the Board of Directors is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the Board of Directors has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner, (ii) the primary purpose of such conversion, merger or conveyance is to effect a change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the Board of Directors with substantially the same or greater rights and no greater obligations as are herein contained.

(e)               Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the Board of Directors, with the prior consent of the General Partner, is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another entity if (i) the Board of Directors has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner, (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Partnership is the Surviving Business Entity in such merger or consolidation, (iv) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Partnership after the effective date of the merger or consolidation, and (v) the number of Partnership Interests to be issued by the Partnership in such merger or consolidation does not exceed 20% of the Partnership Interests Outstanding immediately prior to the effective date of such merger or consolidation.

Section 14.4        Certificate of Merger or Conversion. Upon the required approval by the Board of Directors, the General Partner and the Unitholders of a Merger Agreement or Plan of Conversion, as the case may be, a certificate of merger or conversion, as applicable, shall be executed and filed in conformity with the requirements of the Marshall Islands Act.

Section 14.5       Amendment of Partnership Agreement. Pursuant to Section 20(2) of the Marshall Islands Act, an agreement of merger or consolidation approved in accordance with Section 20(2) of the Marshall Islands Act may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for a limited partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.5 shall be effective at the effective time or date of the merger or consolidation.

Section 14.6        Effect of Merger, Consolidation or Conversion.

(a)               At the effective time of the certificate of merger:

(i)                 all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)              the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii)            all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)             all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)               At the effective time of the certificate of conversion, for all purposes of the laws of the Marshall Islands:

(i)                 the Partnership shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;

(ii)              all rights, title, and interests to all real estate and other property owned by the Partnership shall remain vested in the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;

(iii)            all liabilities and obligations of the Partnership shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;

(iv)             all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Partnership in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and are enforceable against the converted entity by such creditors and obligees to the same extent as if the liabilities and obligations had originally been incurred or contracted by the converted entity; and

(v)               the Partnership Interests that are to be converted into partnership interests, shares, evidences of ownership, or other rights or securities in the converted entity or cash as provided in the Plan of Conversion shall be so converted, and Partners shall be entitled only to the rights provided in the Plan of Conversion.

Article XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1        Right to Acquire Limited Partner Interests.

(a)               Notwithstanding any other provision of this Agreement, if at any time the General Partner and its Affiliates hold more than 80% of the total Limited Partner Interests of any class or series then Outstanding, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable at its option, to purchase all, but not less than all, of such Limited Partner Interests of such class or series then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class or series purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. Notwithstanding the foregoing, the repurchase right described in this Article XV shall not apply to Series A Preferred Units.

(b)               If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class, classes or series (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests, if any, in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date to the extent Certificates for the Limited Partner Interests are outstanding, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI and XII) shall thereupon cease, except the right to receive the applicable purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI and XII).

(c)               At any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), without interest thereon.

Article XVI

GENERAL PROVISIONS

Section 16.1        Addresses and Notices.

(a)               Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Interests at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Interests by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by a member of the Board of Directors, the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner or the Board of Directors at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner and the Board of Directors may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

(b)               The terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

Section 16.2        Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 16.3        Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.4        Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.5        Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 16.6        Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 16.7        Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.2(a), immediately upon the acquisition of such Limited Partner Interests without execution hereof.

Section 16.8        Applicable Law; Forum, Venue and Jurisdiction.

(a)               This Agreement shall be construed in accordance with and governed by the laws of The Republic of the Marshall Islands, without regard to the principles of conflicts of law.

(b)               Each of the Partners and each Person holding any beneficial interest in the Partnership (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):

(i)                 irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Partners or of Partners to the Partnership, or the rights or powers of, or restrictions on, the Partners or the Partnership), (B) brought in a derivative manner on behalf of the Partnership, (C) asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Partnership or the General Partner, or owed by the General Partner, to the Partnership or the Partners, (D) asserting a claim arising pursuant to any provision of the Marshall Islands Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), unless otherwise provided for by Marshall Islands law, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims;

(ii)              irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), unless otherwise provided for by Marshall Islands law, in connection with any such claim, suit, action or proceeding;

(iii)            agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

(iv)             expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and

(v)               consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 16.9        Invalidity of Provisions. If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and part thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

Section 16.10    Consent of Partners. Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners (including any amendment to this Agreement), such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action (including any amendment to this Agreement).

Section 16.11    Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Partnership on certificates representing Common Units, Class B Units and Preferred Units is expressly permitted by this Agreement.

Section 16.12    Third-Party Beneficiaries. Each Partner agrees that any Indemnitee shall be entitled to assert rights and remedies hereunder as a third party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Fourth Amended and Restated Agreement of Limited Partnership has been executed as of the date first written above.

KNOT OFFSHORE PARTNERS LP

By:
Name:
Title:

GENERAL PARTNER

KNOT OFFSHORE PARTNERS GP LLC

By:
Name:
Title:

Signature Page to
Fourth Amended and Restated
Agreement of Limited Partnership

Exhibit A

to the Fourth Amended and Restated
Agreement of Limited Partnership of
KNOT OFFSHORE PARTNERS LP

Certificate Evidencing Common Units
Representing Limited Partner Interests in
KNOT OFFSHORE PARTNERS LP

No.	Common Units

In accordance with Section 4.1 of the Fourth Amended and Restated Agreement of Limited Partnership of KNOT Offshore Partners LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), KNOT Offshore Partners LP, a Marshall Islands limited partnership (the “Partnership”), hereby certifies that                                          (the “Holder”) is the registered owner of the above designated number of Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 2 Queen’s Cross, Aberdeen, Aberdeenshire AB15 4YB, United Kingdom. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (a) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (b) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement and (c) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar. This Certificate shall be governed by and construed in accordance with the laws of the Marshall Islands.

Dated:_________________
Countersigned and Registered by:	KNOT OFFSHORE PARTNERS LP

By:
as Transfer Agent and Registrar		Title:

By:	By:
Authorized Signature		Title:

[Reverse of Certificate]
ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT ____________ Custodian ____________ (Cust) (Minor)
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts /Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS
in
KNOT OFFSHORE PARTNERS LP

FOR VALUE RECEIVED, _______________________ hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

_________ Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint_________ as its attorney-in-fact with full power of substitution to transfer the same on the books of KNOT Offshore Partners LP.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15		(Signature) (Signature)

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

Exhibit B

to the Fourth Amended and Restated
Agreement of Limited Partnership of
KNOT Offshore Partners LP

Certificate Evidencing
Series A Convertible Preferred Units
Representing Limited Partner Interests in
KNOT Offshore Partners LP

No. __________	__________ Series A Preferred Units

In accordance with Section 5.11(c)(vi) of the Fourth Amended and Restated Agreement of Limited Partnership of KNOT Offshore Partners LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), KNOT Offshore Partners LP, a Marshall Islands limited partnership (the “Partnership”), hereby certifies that _______________________ (the “Holder”) is the registered owner of ________ Series A Convertible Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) transferable (subject to the Partnership Agreement) on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Series A Preferred Units are set forth in, and this Certificate and the Series A Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 2 Queen’s Cross, Aberdeen, Aberdeenshire AB15 4YB, United Kingdom. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

NEITHER THE OFFER NOR SALE OF THESE SECURITIES HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE PARTNERSHIP HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT. THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP, DATED AS OF SEPTEMBER [●], 2021, A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar. This Certificate shall be governed by and construed in accordance with the laws of the Republic of the Marshall Islands.

Dated:_________________
Countersigned and Registered by:	KNOT OFFSHORE PARTNERS LP

By:
as Transfer Agent and Registrar		Title:

By:	By:
Authorized Signature		Title:

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT/TRANSFERS MIN ACT __________ Custodian _________ (Cust) (Minor) Under Uniform Gifts/Transfers to CD Minors Act (State)
Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF SERIES A PREFERRED UNITS OF
KNOT Offshore Partners LP

FOR VALUE RECEIVED, _________ hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)
____________ Series A Preferred Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ___________ as its attorney-in-fact with full power of substitution to transfer the same on the books of KNOT Offshore Partners LP
Date: _________________________	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

(Signature) (Signature)

No transfer of the Series A Preferred Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Series A Preferred Units to be transferred is surrendered for registration or transfer.

Exhibit C

to the Fourth Amended and Restated
Agreement of Limited Partnership of
KNOT Offshore Partners LP

Certificate Evidencing
Class B Units
Representing Limited Partner Interests in
KNOT Offshore Partners LP

No. __________	__________ Class B Units

In accordance with Section 5.12(e) of the Fourth Amended and Restated Agreement of Limited Partnership of KNOT Offshore Partners LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), KNOT Offshore Partners LP, a Marshall Islands limited partnership (the “Partnership”), hereby certifies that _______________________ (the “Holder”) is the registered owner of ________ Class B Units representing limited partner interests in the Partnership (the “Class B Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Class B Units are set forth in, and this Certificate and the Class B Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 2 Queen’s Cross, Aberdeen, Aberdeenshire AB15 4YB, United Kingdom. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

NEITHER THE OFFER NOR SALE OF THESE SECURITIES HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE PARTNERSHIP HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT. THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP, DATED AS OF SEPTEMBER [●], 2021, A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar. This Certificate shall be governed by and construed in accordance with the laws of the Republic of the Marshall Islands.

Dated:_________________
Countersigned and Registered by:	KNOT OFFSHORE PARTNERS LP

By:
as Transfer Agent and Registrar		Title:

By:	By:
Authorized Signature		Title:

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT/TRANSFERS MIN ACT __________ Custodian _________ (Cust) (Minor) Under Uniform Gifts/Transfers to CD Minors Act (State)
Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF Class B Units OF
KNOT Offshore Partners LP

FOR VALUE RECEIVED, _________ hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)
____________ Class B Units representing limited partner interests evidenced by this Certificate and does hereby irrevocably constitute and appoint ___________ as its attorney-in-fact with full power of substitution to transfer the same on the books of KNOT Offshore Partners LP
Date: _________________________	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

(Signature) (Signature)

No transfer of the Class B Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Class B Units to be transferred is surrendered for registration or transfer.

Exhibit D

Model Computations
of Redetermined Series A Conversion Rate
Pursuant to Section 5.11(c)(vii)(F)

	Upon the Closing Date

	Series A Issue Price	(i)	$24.00
	Book value per Common Unit 1)	(ii)	$18.50	GAAP
	Implied premium	( (i) divided by (ii) ) minus 1	29.7%
	Implied conversion strike price	Book value per Common Unit 1) ; multiplied by (1 plus the implied premium)	$24.00	Identical to Series A Issue Price as per the Closing Date
	Series A Conversion Rate	Series A Issue Price divided by the implied conversion strike price	1.0000	Series A Conversion Rate (1.0000 (one Common Unit per Series A Preferred Unit))
(1)	Redetermined Series A Conversion Rate

	Book value per Common Unit 1)		$18.00	GAAP
	Implied premium	( (i) divided by (ii) ) minus 1	29.7%
	Implied conversion strike price	Book value per Common Unit 1) ; multiplied by (1 plus the implied premium)	$23.35
	Series A Conversion Rate	Series A Issue Price divided by implied conversion strike price	1.0278	Redetermined Series A Conversion Rate
(2)	Adjustment to Series A Conversion Rate due to extraordinary or special cash distribution

	Extraordinary or special cash distribution (per Common Unit) during the Quarter		$ 2.00
	Book value per Common Unit 1)		$18.00
	Book value per Common Unit adjusted for extraordinary or special distribution		$16.00

	Implied premium	( (i) divided by (ii) ) minus 1	29.7%
	Implied conversion strike price	Book value per Common Unit 1) ; multiplied by (1 plus the implied premium)	$20.76
	Series A Conversion Rate	Series A Issue Price divided by implied conversion strike price	1.1563	Redetermined Series A Conversion Rate
(3)	Adjustment to Series A Conversion Rate due to issuance of Common Units

	Book value per Common Unit 1)		$16.00
	Book value per Common Unit pro-forma for net issuance proceeds	(ii)	$20.00
	Implied conversion strike price prior to equity issuance	(i)	$20.76

	Adjusted implied premium	( (i) divided by (ii) ) minus 1	3.8%	Adjustment to implied premium to ensure that Conversion Rate is not changed due to the equity issuance
	Implied conversion strike price	Book value per Common Unit 1) ; multiplied by (1 plus the implied premium)	$20.76
	Series A Conversion Rate	Series A Issue Price divided by implied conversion strike price	1.1563	Conversion Rate remains constant (i.e. to example (2) above)

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(4)	Adjustment to Series A Conversion Rate due to change in accounting principle

	Book value per Common Unit 1)		$20.00
	Book value per Common Unit following effect of change in accounting principle	(ii)	$15.00
	Implied conversion strike price prior to change in accounting principle	(i)	$20.76

	Adjusted implied premium	( (i) divided by (ii) ) minus 1	38.4%	Adjustment to implied premium to ensure that Conversion Rate is not changed due to change in accounting principle
	Implied conversion strike price	Book value per Common Unit 1) ; multiplied by (1 plus the implied premium)	$20.76
	Series A Conversion Rate	Series A Issue Price divided by implied conversion strike price	1.1563	Conversion Rate remains constant (i.e. to example (2) above)
(5)	Adjustment to Series A Conversion Rate due to distributions of property or securities of the Partnership

	Distributions of property or securities of the Partnership		2.00	Value as determined by the Board of Directors
	Book value per Common Unit 1)		15.00
	Book value per Common Unit adjusted for extraordinary or special distribution		13.00

	Adjusted implied premium	( (i) divided by (ii) ) minus 1	38.4%	Adjusted premium used on redetermination of Series A Conversion Rate in subsequent Quarters
	Implied conversion strike price	Book value per Common Unit ; multiplied by (1 plus the implied premium)	17.99
	Series A Conversion Rate	Series A Issue Price divided by implied conversion strike price	1.3341	Redetermined Series A Conversion Rate
	Notes:

	1) Book value per Common Unit at the end of the immediately preceding Quarter (pro-forma for per unit cash distributions payable with respect to such Quarter)

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